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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Dynegy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dynegy Inc. 601 Travis, Suite 1400 Houston, Texas 77002	Pat Wood III Chairman of the Board

ANNUAL MEETING—June 3, 2015

April 13, 2015

To our stockholders:

It is my pleasure to invite you to attend the 2015 Annual Meeting of stockholders of Dynegy Inc., which will be held on June 3, 2015, at 10:00 a.m., Central Time. You will be able to attend the 2015 Annual Meeting, vote, and submit your questions during the meeting via live webcast through the link www.virtualshareholdermeeting.com/DYN15. You will need the 12-digit control number included with these proxy materials to attend the Annual Meeting. Only persons who were stockholders of record at the close of business on April 6, 2015 are entitled to notice of, and to vote at, the Annual Meeting.

We intend to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the internet. We believe that these rules allow us to provide our stockholders with the information they desire while lowering costs of delivery and reducing the environmental impact.

As Dynegy stockholders, your vote is important; please vote your shares as soon as possible.    You may vote your shares by internet or telephone (or, if you received a printed set of materials by mail, by returning the accompanying proxy card). Voting in advance of the meeting will not deprive you of your right to participate in the virtual meeting and to vote your shares during the live webcast if you so choose.

Sincerely,

Pat Wood III
 Chairman of the Board

Dynegy Inc. 601 Travis, Suite 1400 Houston, Texas 77002

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	June 3, 2015
Time:	10:00 a.m. (Central)
Via live webcast:	www.virtualshareholdermeeting.com/DYN15
You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

ITEMS OF BUSINESS:

1.
To elect seven directors to serve until the 2016 Annual Meeting of Stockholders;
2.
To approve, on an advisory basis, the compensation of Dynegy's named executive officers as described in this proxy statement; and
3.
To act upon a proposal to ratify the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2015.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

The close of business on April 6, 2015 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any reconvened meeting after an adjournment or postponement of the meeting.

You are cordially invited to attend the meeting. PLEASE VOTE AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Kelly D. Tlachac
 Corporate Secretary

April 13, 2015

PROXY SUMMARY INFORMATION

This summary is included to provide an introduction and overview of the information contained in this proxy statement. This is a summary only and does not contain all of the information we have included in our 2015 proxy statement. You should refer to the full Proxy Statement that follows for more information about us and the proposals you are being asked to consider.

2014 BUSINESS HIGHLIGHTS

  Capital Allocation

    •
    Met or Exceeded 2014 Guidance range for Adjusted EBITDA and Free Cash Flow.

    •
    Announced the acquisitions of EquiPower Resources Corp. and Brayton Point Holdings, LLC from Energy Capital Partners, or EquiPower Acquisition, and also the acquisition of ownership interests in certain Midwest generation assets and a retail energy business from Duke Energy, or Duke Acquisition.

    •
    Completed $6.2 billion acquisition financing including common stock, mandatory convertible preferred stock and senior unsecured notes in October 2014.

    •
    Successfully cleared an 80 megawatt turbine uprate at the Kendall facility in the 2017/2018 PJM capacity auction, with the first 40 megawatts already installed during 2014 and the second 40 megawatts scheduled for installation in 2016.

  Customer Focus

    •
    Moss Landing 6&7 tolling agreement for 2016 received final approval from the California Public Utilities Commission.

    •
    Forward bilateral capacity sales in MISO exceed 1,200 megawatts and Illinois Power Holdings, LLC ("IPH") annual long-term contracts for energy and capacity total 470 megawatts—a contract for up to 120 megawatts was signed in July and IPH cleared 847 megawatts in the May PJM auction.

    •
    Initiated transmission project to reduce congestion at our Baldwin facility.

    •
    Created the operating model to manage the retail business as a profitable channel to market and effective hedge for generation while achieving high ratings from satisfied customers for service and new product offerings.

  Continuous Improvement

    •
    PRIDE initiatives delivered $90 million in EBITDA for 2014. Over 100 cash cost reduction initiatives identified including efforts related to Marcellus gas sourcing, reliability improvements, refined coal, coal supplier diversity and optimizing plant performance.

2015 Proxy Statement i

Proxy Summary Information

Executive Compensation	Corporate Governance Highlights

Our executive compensation program reflects a fundamental belief that rewards should be competitive, both in elements and amount, with the broad labor market in which we compete for executive talent and commensurate with the Company's and the individual executive's performance.

•

Pay for Performance—Our total compensation for each individual provides reasonable upside potential for exceptional performance; as well as risk of no payment, with respect to incentive compensation, when performance objectives are not achieved. Our variable pay programs are designed as forward-looking incentives that reflect individual and corporate performance during the year under review.

•

Alignment with Stockholder Value—Our LTI awards encourage share price improvement and a strong link to stockholder interests. Our compensation programs are designed and administered to maximize stockholder value.

•

Market Competiveness—Our overall compensation strategy recognizes that attraction and retention of key talent is critical to the attainment of our stated business goals and objectives and to the creation of value for our stockholders.

The mix of pay across base salary, short-term incentive and long-term incentive awards are most heavily weighted towards at-risk pay, aligning performance with stockholder value.

Our practices include a number of policies and structures that we believe are "best practices", including:

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Separation of Chairman of the Board and Chief Executive Officer positions;

•

Regular meetings of our non-management and independent directors;

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Policies prohibiting pledging and hedging transactions involving our common stock by directors and executive officers;

•

Stock ownership guidelines applicable to directors and officers;

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Majority voting policy;

•

No excise tax gross-ups;

•

Change in control and severance benefits that are subject to "double trigger;"

•

An independent executive compensation consultant hired by and reporting to the Compensation and Human Resources Committee; and

•

Clawback mechanism in place for incentive awards.

CEO Total Target Compensation

All Other NEOs Total Target Compensation

ii 2015 Proxy Statement

Proxy Summary Information

PROPOSALS FOR STOCKHOLDER ACTION

		For More Information	Board Recommendation

Proposal 1: Election of Directors		Page 16	✓ For
Pat Wood III Paul M. Barbas Richard L. Kuersteiner John R. Sult	Hilary E. Ackermann Robert C. Flexon Jeffrey S. Stein

Proposal 2: Advisory Vote on our 2014 Executive Compensation		Page 65	✓ For

Proposal 3: Ratification of Independent Registered Public Accountants for 2015		Page 70	✓ For

ANNUAL MEETING INFORMATION

Time and Date:	10:00 a.m. (CT) on Wednesday, June 3, 2015
Virtual Meeting:	Live webcast through the link www.virtualshareholdermeeting.com/DYN15		You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).
Record Date:	April 6, 2015
Voting Methods:
	Attending the meeting via live webcast	Submitting your proxy by internet ( http://www.proxyvote.com) or telephone 1-800-690-6903	If you request a printed copy of the proxy materials, completing, signing, dating and returning the proxy card in the envelope provided	Scanning this QR code to access the voting site from your mobile device
Requesting Copies of Materials:
Current and prospective investors can also access or order free copies of our Annual Report, proxy statement, Notice and other financial information through the Investor Relations section of our web site at www.dynegy.com, by calling 713-507-6400 or by writing to Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002.

2015 Proxy Statement iii

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these materials?

The Board of Directors of Dynegy Inc., or the Board, has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board's solicitation of proxies for use at the 2015 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting is scheduled to be held on Wednesday, June 3, 2015 at 10:00 a.m., Central Time, via live webcast through the link www.virtualshareholdermeeting.com/DYN15. You will need the 12-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). This solicitation is for proxies for use at the Annual Meeting or at any reconvened meeting after an adjournment or postponement of the Annual Meeting.

What is included with these materials?

These materials include our proxy statement for the Annual Meeting and our 2014 Annual Report to Stockholders, or Annual Report, which includes our audited consolidated financial statements. If you received printed versions of these materials, a proxy card for the Annual Meeting is also included.

What items will be voted on at the Annual Meeting?

There are three items that will be voted on at the Annual Meeting:

1.
The election of seven directors to serve until the 2016 Annual Meeting of Stockholders;

2.
A proposal to approve, on an advisory basis, the compensation of Dynegy's named executive officers as described in this proxy statement; and

3.
A proposal to ratify the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2015.

Additionally, if needed, the stockholders may act upon any other matters that may properly come before the meeting (including a proposal to adjourn the meeting to solicit additional proxies) or any reconvened meeting after an adjournment or postponement of the meeting.

What are the Board's voting recommendations?

The persons named as proxies were designated by the Board. Any proxy given pursuant to this solicitation and received prior to the Annual Meeting will be voted as specified in the proxy card. If you return a properly executed proxy card but do not mark any voting selections, then your proxy will be voted as follows in accordance with the recommendations of the Board:

•
Proposal 1— FOR the election of seven directors to the Board;

•
Proposal 2— FOR approval of the compensation of Dynegy's named executive officers described in this proxy statement; and

•
Proposal 3— FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accountants.
2015 Proxy Statement 1

General Information

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we are providing electronic access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders of record and beneficial owners, which was first mailed on or about April 13, 2015. Instructions on how to access the proxy materials over the internet are included in the Notice.

Stockholders may also request via the internet to receive a printed set of the proxy materials at www.proxyvote.com, by sending an email to sendmaterial@proxyvote.com, or calling 1-800-579-1639. In addition, stockholders may request via the internet, telephone or by email to receive proxy materials in printed form on an ongoing basis.

Current and prospective investors can also access or order free copies of our Annual Report, proxy statement, Notice and other financial information through the Investor Relations section of our web site at www.dynegy.com, by calling 713-507-6400 or by writing to Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•
View proxy materials for the Annual Meeting on the internet; and

•
Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. Internet/telephone voting for the Annual Meeting will close at 11:59 p.m., Eastern Time, on June 2, 2015.

Why did I only receive one set of materials when there is more than one stockholder at my address?

If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report, proxy statement or Notice. Stockholders who do not receive a separate copy of our Annual Report, proxy statement or Notice and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report, proxy statement or Notice via the internet, email or telephone as outlined above. Stockholders who share an address and receive multiple copies of our Annual Report, proxy statement or Notice may also request to receive a single copy by following the instructions above.

What is the quorum requirement for the Annual Meeting?

With respect to each matter to be considered at the Annual Meeting, a majority of the outstanding shares of our common stock entitled to vote on each such matter, represented in person (through internet access) or by proxy, shall constitute a quorum for consideration of each such matter. Abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person (through internet access) or by proxy for each matter.

2 2015 Proxy Statement

General Information

Where is the Annual Meeting?

You are invited to attend the Annual Meeting online through the link www.virtualshareholdermeeting.com/DYN15. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site.

As of the record date, April 6, 2015, there were outstanding 128,139,664 shares of common stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Stockholder of Record.    If your shares are registered in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a stockholder of record of Dynegy's shares, how do I vote?

If you are a stockholder of record you may vote by proxy over the internet by following the instructions provided in the Notice, by telephone, or, if you received printed copies of the proxy materials, you may also vote by mail. You may also vote at the Annual Meeting through the link www.virtualshareholdermeeting.com/DYN15. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site. Please vote as soon as possible.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, please refer to the Notice, proxy card, or voting information form forwarded to you by your broker or other nominee to see what voting options are available to you. Please vote as soon as possible.

What happens if I do not give specific voting instructions?

Stockholder of Record.    If you are a stockholder of record and you:

•
indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board; or

•
if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on Proposals 1-3 in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name; "Broker Non-Votes."    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, or NYSE, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present for that matter, but will not otherwise be counted.

2015 Proxy Statement 3

General Information

For example, please note that brokers may not vote your shares on the election of directors or the proposal regarding named executive officer compensation in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Which ballot measures are considered "routine" or "non-routine"?

Proposal 3 (Ratification of Appointment of Independent Registered Public Accountants) involves a matter that we believe will be considered routine.

Proposal 1 (Election of Directors) and Proposal 2 (Approval of Compensation of our Named Executive Officers) involve matters that we believe will be considered non-routine.

How are abstentions and broker non-votes treated?

For the purpose of determining whether a quorum is present, abstentions and broker non-votes shall be counted in determining the number of outstanding shares represented in person (through internet access) or by proxy for each matter.

For each "non-routine" proposal, including whether the stockholders have elected the seven director nominees, broker non-votes are not counted. Please note that brokers may not vote your shares on the election of directors or the proposal regarding named executive officer compensation in the absence of your specific instructions as to how to vote. Please provide your broker with voting instructions as soon as possible so that your vote can be counted. You cannot abstain in the election of directors—you can only vote FOR the director nominees or WITHHOLD VOTES for such nominees.

For each proposal other than the election of directors an abstention will have the same effect as a vote AGAINST such proposal.

4 2015 Proxy Statement

General Information

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1—	Election of seven directors to serve until the 2016 Annual Meeting of Stockholders	Seven persons have been nominated by the Board for election to serve as directors for one-year terms.

The holders of our common stock are entitled to vote on the election of the directors. The directors are elected by a plurality of the shares of common stock represented in person (through internet access) or by proxy and entitled to vote on the election of directors, subject to our majority voting policy discussed below. This means that the seven individuals nominated for election to the Board who receive the most FOR votes among votes properly cast in person (through internet access) or by proxy will be elected. Each holder of our common stock is entitled to one vote for each share held and does not have cumulative voting rights.

Only FOR or WITHHELD votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of directors and broker non-votes are not counted. A WITHHELD vote will have the same effect as a vote AGAINST the election of a director nominee under our majority voting policy, which is described below.

Majority voting policy: In an uncontested election, any director nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election must offer his or her resignation to the Board promptly following certification of the stockholder vote. The Corporate Governance and Nominating Committee, or Nominating Committee, is required to recommend to the Board whether such offered resignation should be accepted or rejected. The Board will determine whether to accept or reject the resignation offer and will promptly disclose its decision making process and decision regarding an offered resignation in a document furnished to or filed with the SEC. Please read our Amended and Restated Corporate Governance Guidelines posted in the "Corporate Governance" section of our web site at www.dynegy.com for more information regarding our majority voting policy.
2015 Proxy Statement 5

General Information

Proposal 2—	Act upon a proposal to approve, on an advisory basis, the compensation of Dynegy's named executive officers as described in this proxy statement
The affirmative vote of a majority of the shares of common stock represented in person (through internet access) or by proxy at the meeting and entitled to vote is required to approve, on an advisory basis, the compensation of Dynegy's named executive officers. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes are not counted.
Proposal 3—	Ratification of the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2015
The affirmative vote of a majority of the shares of common stock represented in person (through internet access) or by proxy at the meeting and entitled to vote is required to ratify the choice of independent registered public accountants. Each holder of our common stock is entitled to one vote for each share held. Abstentions will have the same effect as a vote AGAINST this proposal.

May I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by:

•
Executing and submitting a revised proxy (including a telephone or internet vote, which must be received by 11:59 p.m., Eastern Time, on June 2, 2015);

•
Sending written notice of revocation to our Corporate Secretary at the address provided below (which must be received by 11:59 p.m., Eastern Time, on June 2, 2015); or

•
Voting at the Annual Meeting through the link www.virtualshareholdermeeting.com/DYN15. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site.

In the absence of a revocation, shares represented by proxies will be voted at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Dynegy or to third parties, except:

•
As necessary to meet applicable legal requirements;

•
To allow for the tabulation and certification of votes; and

•
To facilitate a proxy solicitation.

Who is paying the cost of this proxy solicitation?

We will bear the cost of soliciting proxies. Proxies may be solicited by mail or facsimile, or by our directors, officers or employees, without extra compensation, in person or by telephone. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $9,000 plus out-of-pocket expenses and telephone solicitation expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

6 2015 Proxy Statement

General Information

What if I have questions about the proposals?

Questions concerning the proposals to be acted upon at the Annual Meeting should be directed to:

Dynegy Inc.
Attention: Investor Relations Department
601 Travis, Suite 1400, Houston, Texas 77002
713.507.6400

OR

Morrow & Co., LLC
470 West Ave.
Stamford, CT 06902
1.800.662.5200

How can I find out if I am a stockholder of record entitled to vote?

For a period of at least ten days before the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available during ordinary business hours at our principal executive office, 601 Travis Street, Suite 1400, Houston, TX 77002, for inspection by stockholders of record for proper purposes. The list of stockholders will also be available at the Annual Meeting through the link www.virtualshareholdermeeting.com/DYN15. The 12-digit Control Number provided on your Notice or proxy card is necessary to access this site.

2015 Proxy Statement 7

REFERENCES TO DYNEGY AND COMMON STOCK

Unless otherwise indicated, references to "Dynegy," the "Company," "we," "our," and "us" in the biographical and compensation information for directors and executive officers below refers to Board membership, employment and compensation with respect to Dynegy Inc.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, the sections of this proxy statement entitled "Compensation and Human Resources Committee Report" and "Audit Committee Report" will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Information contained on or connected to our web site is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

8 2015 Proxy Statement

CORPORATE GOVERNANCE

GOVERNANCE DOCUMENTS

The following governance documents are posted in the "Corporate Governance" section of our web site at www.dynegy.com and are available upon request to our Corporate Secretary:

•
Third Amended and Restated Certificate of Incorporation;

•
Sixth Amended and Restated Bylaws;

•
Corporate Governance Guidelines;

•
Code of Business Conduct and Ethics;

•
Code of Ethics for Senior Financial Professionals;

•
Related Party Transactions Policy;

•
Complaint and Reporting Procedures for Accounting and Auditing Matters (Whistleblower Policy);

•
Policy for Communications with Directors;

•
Audit Committee Charter;

•
Compensation and Human Resources Committee Charter;

•
Corporate Governance and Nominating Committee Charter; and

•
Finance and Commercial Oversight Committee Charter.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines govern the qualifications and conduct of the Board. The Corporate Governance Guidelines address, among other things:

•
Our prohibition against directors and executive officers holding our securities in a margin account or pledging our securities, absent Company approval;

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Our prohibition against directors and executive officers engaging in any hedging transaction with respect to our securities held by them;
•
The independence and other qualifications of our Board members, with respect to which we require that at least 75% of our Board members be independent of Dynegy and our management;

•
The requirement that any director nominee in an uncontested election who receives a greater number of votes "withheld" for his or her election than votes "for" such election must offer his or her resignation to the Board;

•
The separation of Chairman of the Board, or Chairman, and Chief Executive Officer positions;

•
The regular meetings of our non-management and independent directors;

•
The nomination of persons for election to our Board;

•
The evaluation of performance of our Board and its committees;

•
Our expectation that our Board members will attend all annual stockholder meetings;

•
Compensation of our Board and stock ownership guidelines for non-management directors;

•
The approval of the compensation of the Chief Executive Officer;

•
The review of development and succession plans for the Chief Executive Officer and other executive officers; and

•
The review of performance based compensation of our senior executives following a restatement that impacts the achievement of performance targets relating to that compensation.
2015 Proxy Statement 9

Corporate Governance

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees. The key principles of this code include acting legally and ethically, notifying appropriate persons upon becoming aware of issues, obtaining confidential advice and dealing fairly with our stakeholders.

CODE OF ETHICS FOR SENIOR FINANCIAL PROFESSIONALS

Our Code of Ethics for Senior Financial Professionals applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other designated senior financial professionals. The key principles of this code include acting legally and ethically, promoting honest business conduct and providing timely and meaningful financial disclosures to our stockholders.

COMPLAINT AND REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

Our Complaint and Reporting Procedures for Accounting and Auditing Matters provide for (1) the receipt, retention and treatment of complaints, reports and concerns regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to Dynegy. Complaints may be made through a toll free "Integrity Helpline" telephone number, operated by an independent third party, and a dedicated email address. Complaints received are logged by the Ethics and Compliance Office, communicated to the chairman of our Audit Committee and investigated, under the supervision of our Audit Committee, by our Internal Audit department or Ethics and Compliance Office. In accordance with applicable law, these procedures prohibit us from taking adverse action against any person submitting a good faith complaint, report or concern.

POLICY FOR COMMUNICATIONS WITH DIRECTORS

Our Policy for Communications with Directors provides a means for stockholders and other interested parties to communicate with the Board. Under this policy stockholders and other interested parties may communicate with the Board or specific members of the Board by sending a letter to Dynegy Inc., Communications with Directors, Attn: Corporate Secretary, 601 Travis, Suite 1400, Houston, Texas 77002.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

As detailed in our Corporate Governance Guidelines, Board members are requested and encouraged to attend the Annual Meeting. All of the members of the Board then in office attended last year's annual meeting held on May 29, 2014.

BOARD RISK OVERSIGHT

The Board has ultimate responsibility for protecting stockholder value. Among other things, the Board is responsible for understanding the risks to which we are exposed, approving management's strategy to manage these risks, establishing policies that monitor and manage defined risks and measuring management's performance against the strategy. The Board's oversight responsibility for managing risk is detailed in our Risk Policy Statement.

The Risk Policy Statement provides a structure around risk and defines the risks that we accept in the normal course of business. The Risk Policy Statement, in some instances, requires that separate policy documentation be in place including Interest Rate Risk and Investment Policy, Disclosure Controls and Procedures Policy, Risk Management and Insurance Policy, Credit Risk Policy, Investment Policy (Employee Benefit Plans), and Commodity Risk Policy. Although not mandated by the Risk Policy Statement, our Delegation of Authority policy and the Code of Business Conduct and Ethics are complementary and critical to the risk management process. Our Executive Management Team is responsible for managing the above risks and reports on such

10 2015 Proxy Statement

Corporate Governance

matters to the applicable Board committees. Further, our Ethics and Compliance Office reports functionally to the Audit Committee Chairman and meets regularly with the Audit Committee. The Risk Policy Statement can be amended with the approval of our Audit Committee on behalf of the Board.

The Audit Committee oversees the risks associated with the integrity of our financial statements and our compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management, including major financial risk exposure and the steps management has taken to monitor and control such exposures. The Audit Committee reviews with management, internal auditors, and external auditors the accounting policies, the system of internal control over financial reporting and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee also performs oversight of the business ethics and compliance program, reviews the programs and policies designed to assure compliance with our Code of Business Conduct and Ethics and applicable laws and regulations and monitors the results of the compliance efforts.

The Compensation and Human Resources Committee, or Compensation Committee, oversees risks primarily associated with our ability to attract, motivate and retain quality talent, particularly executive talent, and disclosure of our executive compensation philosophies, strategies and activities. As part of our ongoing formal process for assessing and monitoring risk related to our compensation programs and for reviewing certain policies to ensure that the appropriate controls exist to mitigate any identified risk, the Compensation Committee conducted a risk assessment in 2015 to reaffirm that our short-term incentive, or STI, programs, including specifically the lack of separate plans or incentives for individual functions, do not encourage excessive risk-taking. This involved a review of a set of risk assessment considerations related to our STI and long-term incentive, or LTI, programs.

Following this review, the Compensation Committee concluded that our STI programs collectively foster cooperation and focus award opportunities on measures that are aligned with our business strategy and the interests of our stockholders and do not encourage excessive risk-taking and risk-taking behaviors.

The Nominating Committee oversees risks primarily associated with our ability to attract, motivate and retain quality directors, and our corporate governance programs and practices and our compliance therewith. Additionally, the Nominating Committee evaluates the performance of the Board, its committees and management annually and considers risk management effectiveness as part of their evaluation.

The Finance and Commercial Oversight Committee, or Finance Committee, oversees risks primarily with respect to oversight of our capital structure, financing and treasury matters and oversight of management's process for the identification, evaluation and mitigation of our financial and commercial related risks. Further, as part of their risk assessment responsibility, the Finance Committee oversees our commodity risk monitored by our risk control group and receives regular reporting regarding commodity risk management effectiveness.

The full Board oversees risks primarily associated with our commercial and operating performance and our environmental, health and safety performance. The full Board also receives quarterly updates from all Board committees, and they provide guidance to individual committee activities as appropriate.

BOARD LEADERSHIP STRUCTURE; SEPARATION OF POSITIONS OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

As discussed in our Corporate Governance Guidelines, the Board believes the position of Chairman should be held by a non-management director and not the Chief Executive Officer. Mr. Flexon, as President and Chief Executive Officer, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while Mr. Wood, as Chairman, provides overall leadership to the Board in its oversight function. As such, he serves as the presiding director of executive sessions of the non-management and independent directors.

2015 Proxy Statement 11

Corporate Governance

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines for directors, members of the executive management team and other officers. We believe that a significant ownership stake by directors and officers leads to a stronger alignment of interests between directors, officers and stockholders. These guidelines, which were developed with the assistance of an independent compensation consultant, support our corporate governance focus and provide further alignment of interests among our directors and executive officers and stockholders.

Directors

Each non-management director is expected to own a meaningful amount of Dynegy common stock; specifically, it is expected that within three years of joining the Board, a non-management director shall own at least the number of shares equivalent to three times their annual cash retainer. For purposes of this guideline: (1) each share of common stock owned on any date (a "measuring date") by a director shall be deemed to have a value equal to the greater of (a) the trading price of a share of the Company's common stock as of the date the applicable share was granted to the director or (b) the trading price of a share of the Company's common stock as of the measuring date; and (2) shares owned outright, phantom stock units, shares or units of restricted stock and shares subject to deferred compensation shall be counted as shares of common stock owned by the director (with the value thereof determined in accordance with clause (1) above).

Officers

The shares counted for purposes of our officers' common stock ownership guidelines include shares owned outright, unvested restricted stock units, or RSUs, stock options (vested, in-the-money), and other share based equivalents that we may use from time to time. The holding requirements are expressed as a multiple of base salary and vary by level, specifically for the Chief Executive Officer and Executive Vice President levels they are as follows:

Chief Executive Officer	5 × annual base salary

Executive Vice President	3 × annual base salary

Upon our emergence from bankruptcy on October 1, 2012 (the "Effective Date") and pursuant to the terms of our Plan of Reorganization, all outstanding equity awards of the Company as of the Effective Date were cancelled. As such, the stock ownership guidelines for our executives are subject to a mandatory five-year compliance period that started on the Effective Date, and executives are encouraged to accumulate one-fifth of their holding requirement during each year of the five-year period and may not sell any shares until executives have successfully met the holding requirement. The Nominating Committee will monitor each executive's progress toward the required holding requirement on an annual basis. At the end of the five-year period, if any executive fails to attain the required level of common stock ownership, action may be taken, in the discretion of the Nominating Committee considering all factors it deems relevant, including awarding annual incentive cash bonuses in the form of restricted shares or requiring an executive to refrain from disposing of any vested shares and shares realized from any option exercise.

CHARITABLE CONTRIBUTIONS

During 2014, we did not make any contributions to any charitable organization in which an independent director served as an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership with the SEC and the

12 2015 Proxy Statement

Corporate Governance

NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us in 2014 and upon written representations that no Forms 5 were required, we believe that all persons subject to these reporting requirements filed the required reports on a timely basis.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Our Board adopted a written policy relating to the approval of transactions with related parties. In general, for purposes of this policy, a related party transaction is a transaction to which we are a party, or a material amendment to any such transaction, and with respect to which a related party is directly, or to our knowledge, indirectly, a party. Under our policy, a "related party" is an executive officer, director or nominee for director of ours, a person known to us to be the beneficial owner of more than 5% of our voting securities, an immediate family member of an executive officer, director, nominee for director or 5% stockholder, and any entity owned or controlled by any of the foregoing individuals or in which any such individual serves as an executive officer or general partner or, together with any other such individuals, owns 10% or more of the equity interests of such an entity. Our policy requires the Audit Committee or, at the Board's discretion, a majority of directors disinterested from the transaction, to review and approve related party transactions. In reviewing and approving any related party transaction or material amendments to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the transaction and must determine that the related party transaction is fair to us.

A copy of our related party transactions policy is available on our web site at http://www.dynegy.com/downloads/Dynegy_Corporate_Governance_Related _Party_Transactions.pdf.

AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE AND OTHER MATTERS

The Board previously determined that each of the following directors who served in 2014 is "independent" as such term is defined in the NYSE Listed Company Standards:

Pat Wood III
Hilary E. Ackermann
Paul M. Barbas
Richard L. Kuersteiner
Jeffrey S. Stein
John R. Sult

The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating Committee meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. The Board has further determined that more than one of the members of the Audit Committee, including its current Chairman, Mr. Sult, are "audit committee financial experts" as such term is defined in Item 407(d) of the SEC's Regulation S-K.

The Nominating Committee reviewed the answers to annual questionnaires completed by the directors and nominees as well as the above described legal standards for Board and committee member independence and the criteria applied to determine "audit committee financial expert" status. On the basis of this review, the Nominating Committee made its recommendation to the full Board and the Board made its independence and "audit committee financial expert" determinations after consideration of the Nominating Committee's recommendation and a review of the materials made available to the Nominating Committee.

2015 Proxy Statement 13

Corporate Governance

DIRECTOR NOMINATION PROCESS AND QUALIFICATION REVIEW OF DIRECTOR NOMINEES

Process

Our director nominees are approved by the Board after considering the recommendation of the Nominating Committee. A copy of the Nominating Committee's charter is available in the "Corporate Governance" section of our web site at www.dynegy.com.

Our Certificate of Incorporation provides that the number of our directors shall be fixed from time to time exclusively by our Board. The Board has fixed the number of our directors currently at seven, subject to adjustment by the Board in accordance with our Certificate of Incorporation.

The Nominating Committee reviews annually the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills. The Nominating Committee identifies nominees in various ways. The committee considers the current directors that have expressed an interest in and that continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines. Other nominees that may be proposed by current directors, members of management or by stockholders are also considered. From time to time, the committee engages a professional firm to identify and evaluate potential director nominees.

Qualifications

All director nominees, whether proposed by a stockholder or otherwise, are evaluated in accordance with the qualifications set forth in our Corporate Governance Guidelines. These guidelines require that directors possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders at large. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and sufficient personal resources such that any director compensation to be received from the Company would not be sufficiently meaningful to impact their judgment in reviewing matters coming before the Board. Finally, they must be able to work compatibly with the other members of the Board and otherwise have the experience and skills necessary to enable them to serve as productive members of the Board. Directors also must be willing to devote sufficient time to carrying out their fiduciary duties and other responsibilities effectively and should be committed to serve on the Board for an extended period of time. For additional information, please read our Corporate Governance Guidelines.

In connection with the director nominations for the 2015 Annual Meeting, the Nominating Committee also considered the nominees' (1) experience in the energy industry and understanding of the energy and commodity markets, (2) experience in finance and commercial risk management, (3) publicly traded company and board experience, (4) knowledge in the areas of laws and regulations related to environmental, health, safety, regulatory and other key industry issues, (5) strategic planning skills, (6) knowledge of corporate governance issues coupled with an appreciation of their practical application, and (7) accounting expertise, including audit, internal controls and risk management.

Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including energy, wholesale power generation and marketing, commodities, risk management, strategic planning, legal, corporate governance and board service, executive management, regulatory and policy development, accounting and finance, operations, and economics. For information concerning each director's various qualifications, attributes, skills and experience of our director nominees considered important by the Board in determining that such nominee should serve as a director as well as each nominee's principal occupation, directorships and additional biographical information, please see "Proposal 1—Election of Directors—Information on Director Nominees."

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Corporate Governance

Diversity

The Board does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Nominating Committee is charged with building and maintaining a board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.

Future director nominations

For purposes of the 2016 Annual Meeting, the Nominating Committee will consider any director nominations from a stockholder received by the Corporate Secretary by the close of business on March 5, 2016, but not before the close of business on February 4, 2016. See "Future Stockholder Proposals" below for more information. Any such nomination must be accompanied in writing by all information relating to such person that is required under the federal securities laws, including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected. The nominating stockholder must also submit its name and address, as well as that of the beneficial owner if applicable, and the number of shares of our common stock that are owned beneficially and of record by such stockholder and such beneficial owner. Finally, the nominating stockholder must discuss the nominee's qualifications to serve as a director as described in our Corporate Governance Guidelines.

2015 Proxy Statement 15

PROPOSAL 1—ELECTION OF DIRECTORS

DIRECTORS

Seven directors are to be elected at the Annual Meeting by the holders of common stock to each serve a one-year term. The directors are elected by a plurality of the shares of common stock represented in person (through internet access) or by proxy and entitled to vote on the election of directors, subject to our majority voting policy discussed below. This means that the seven individuals nominated for election to the Board as directors who receive the most FOR votes among votes properly cast in person (through internet access) or by proxy will be elected. Only FOR or WITHHELD votes are counted in determining whether a plurality has been cast in favor of a director nominee. Under our Certificate of Incorporation, stockholders do not have cumulative voting rights. If you withhold authority to vote with respect to the election of some or all of the director nominees, your shares will not be voted with respect to those nominees indicated.

Under our majority voting policy, in an uncontested election, any director nominee who receives a greater number of votes WITHHELD for his or her election than votes FOR such election must offer his or her resignation to the Board promptly following certification of the stockholder vote.

Broker non-votes are not counted for purposes of election of directors. You cannot abstain in the election of directors.

Unless you withhold authority to vote or instruct otherwise, a properly executed proxy will be voted FOR the election of the nominees listed below as the proxies may determine. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons appointed as proxies will vote for the election of such other persons that may be nominated by the Board.

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Proposal 1—Election of Directors

INFORMATION ON DIRECTOR NOMINEES

All of the nominees for director are currently directors of Dynegy. Below is biographical information regarding the nominees, including their names, ages, business experience and qualifications to serve as a director, other directorships, if any, and the length of their service as a director of Dynegy.

Robert C. Flexon, 56, Director since 2011

President and Chief Executive Officer

Prior Experience:

•

UGI Corporation—Chief Financial Officer

•

Foster Wheeler AG—Chief Executive Officer, Board Director

•

NRG Energy—Chief Financial Officer, Chief Operating Officer

•

Hercules and ARCO—various financial roles

Mr. Flexon, who oversaw Dynegy's turnaround in 2012, brings executive management and operating experience in many areas of the energy business, including wholesale power generation. Mr. Flexon also has a broad background in accounting and finance, and significant corporate financial expertise and management experience as a result of his service as a chief financial officer and other senior financial leadership positions.

Mr. Flexon has served as President and Chief Executive Officer since July 2011 and a director of Dynegy since June 2011. Prior to joining Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and related services from February 2011 to July 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG from June to October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 to May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from February to November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 to February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. Mr. Flexon holds a Bachelor of Science degree in Accounting from Villanova University. Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May to October 2010 and is currently serving on the Board of Neighborhood Centers, the largest not-for-profit in Texas.

2015 Proxy Statement 17

Proposal 1—Election of Directors

Pat Wood III, 52, Director since 2012

Chairman of the Board
Principal—Wood3 Resources

Current Public Directorships:

Quanta Services Inc.; SunPower Corp. and Memorial Resources Development

Prior Experience:

•

Federal Energy Regulatory Commission—Chairman

•

Public Utility Commission of Texas—Chairman

Mr. Wood currently serves as our Board's non-executive Chairman. Mr. Wood brings significant strategic and operational management experience to the Board. Mr. Wood holds a Bachelor of Science in Civil Engineering and a Juris Doctor degree, and has demonstrated strong leadership skills through nearly ten years of regulatory leadership in the energy sector. Mr. Wood brings a unique perspective from and extensive knowledge with regard to the energy regulatory process and energy policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.

Mr. Wood is serving as the Board's non-executive Chairman and has served as a principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood currently serves on the public boards of directors of Quanta Services Inc., SunPower Corp. and Memorial Resources Development.

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Proposal 1—Election of Directors

Hilary E. Ackermann, 59, Director since 2012

Prior Experience:

•

Goldman Sachs Bank USA—Chief Risk Officer; Chaired Operational Risk, Credit Risk and Middle Market Loan Committees; Vice Chair of Bank Risk Committee; Chair GS Group level Operational Risk Committee

•

Goldman Sachs & Co—Managing Director, Credit Risk Management & Advisory

•

Swiss Bank Corporation—Assistant Department Head

Ms. Ackermann brings extensive experience assessing credit for major banking institutions, covering a variety of industries including the power generation, electrical utilities and natural resources sectors, as well as in depth coverage of commodities trading including, oil, natural gas and power as a risk manager. Ms. Ackerman currently serves as our Chair of the Finance and Commercial Oversight Committee and, as chair, she contributes significantly to the review and evaluation of our business strategy, capital structure and risk management goals.

Ms. Ackermann was Chief Risk Officer with Goldman Sachs Bank USA from October 2008 to 2011. In this role, she managed Credit, Market and Operational Risk for Goldman Sach's commercial bank; developed the bank's risk management infrastructure including policies and procedures and processes; maintained ongoing relationship with bank regulators including New York Fed, NY State Banking Department and the FDIC; chaired Operational risk, Credit risk and Middle Market Loan Committees; served as Vice Chair of Bank Risk Committee; was a member of Community Investment, Business Standards and New Activities Committees; was a member of GS Group level Credit Policy and Capital Committees; and chaired GS Group level Operational Risk Committee. Ms. Ackermann served as Managing Director, Credit Department of Goldman, Sachs & Co. from January 2002 until October 2008, as VP, Credit Department from 1989 to 2001, and as an Associate in the Credit Department from 1985 to 1988. Prior to joining Goldman, Sachs, Ms. Ackermann served as Assistant Department Head of Swiss Bank Corporation from 1981 until 1985.

2015 Proxy Statement 19

Proposal 1—Election of Directors

Paul M. Barbas, 58, Director since 2012

Current Public Directorship:

Pepco Holdings,  Inc.

Prior Experience:

•

DPL Inc. and DP&L—President and Chief Executive Officer; Board Director

•

Chesapeake Utilities Corporation—Executive Vice President & Chief Operating Officer; Vice President;

•

Chesapeake Service Company—President;

•

Allegheny Power—Executive Vice President; President of Ventures unit

Mr. Barbas brings extensive utility, management and oversight experience, having served in executive management positions with various utility and other companies. He also has a broad background in finance and marketing and brings a strong understanding of power operations and energy markets. He contributes significantly to the oversight responsibilities on matters relating to executive compensation and compensation strategy and serves as our Compensation and Human Resources Committee chair.

Mr. Barbas was President and Chief Executive Officer of DPL Inc. and its principal subsidiary, The Dayton Power and Light Company (DP&L), from October 2006 until December 2011. He also served on the board of directors of DPL Inc. and DP&L. He previously served as Executive Vice President and Chief Operating Officer of Chesapeake Utilities Corporation, a diversified utility company engaged in natural gas distribution, transmission and marketing, propane gas distribution and wholesale marketing and other related services from 2005 until October 2006, as Executive Vice President from 2004 until 2005, and as President of Chesapeake Service Company and Vice President of Chesapeake Utilities Corporation, from 2003 until 2004. From 2001 until 2003, he was Executive Vice President of Allegheny Power, responsible for the operational and strategic functions of a $2.7 billion company serving 1.6 million customers with 3,200 employees. He joined Allegheny Energy in 1999 as President of its Ventures unit. Mr. Barbas also serves on the public board of Pepco Holdings, Inc.

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Proposal 1—Election of Directors

Richard Lee Kuersteiner, 76, Director since 2012

Prior Experience:

•

Franklin Templeton Investments—Associate General Counsel; Director of Restructuring; Managing Corporate Counsel

•

Dex Media, Inc.—Board Director

Mr. Kuersteiner has a broad background in corporate governance and complex restructuring transactions and has been a long-standing member of the Stanford Institutional Investors Forum. He has employed his more than 40 years of legal experience by facilitating the restructuring of over 100 major corporations and has served on, or chaired, numerous official creditors' committees, which provides the Board with a unique analytical view from the perspective of a large institutional investor. He leads the Board's corporate governance review and oversight processes and serves as our Corporate Governance and Nominating Committee chair.

Mr. Kuersteiner was a member of the Franklin Templeton Investments legal department in San Mateo, California from 1990 until May 2012. At Franklin he served in various capacities including as Associate General Counsel and Director of Restructuring and Managing Corporate Counsel. For many years he also was an officer of virtually all of the Franklin, Templeton and Mutual Series funds. In February 2010 when R H Donnelley Corporation emerged from Chapter 11 bankruptcy as Dex One Corporation, he joined its board of directors. On April 30, 2013, Dex One Corporation merged with Super Media, creating Dex Media, Inc. Mr. Kuersteiner stepped down as a director of Dex Media, Inc. upon completion of his term in May 2014.

2015 Proxy Statement 21

Proposal 1—Election of Directors

Jeffrey S. Stein, 45, Director since 2012

Co-Founder and Managing Partner of Power Capital Partners LLC

Current Public Directorship:

Ambac Financial Group,  Inc.—Chairman of the Board

Current Private Directorship:

Granite Ridge Holdings, LLC

Prior Experience:

•

Durham Asset Management LLC—Co-Founder and Principal; Co-Director of Research

•

The Delaware Bay Company, Inc.—Director

•

Shearson Lehman Brothers—Associate in Capital Preservation & Restructuring Group

•

US Power Generating Company and KGen Power Corporation—Board Director

Mr. Stein is an investment professional with over 21 years of experience in the high yield, distressed debt and special situations asset class. Further, he has substantial experience investing in the merchant power and regulated electric utility industries. Mr. Stein has invested in numerous power companies representing a broad array of power plants diversified by fuel source, position on the dispatch curve, geographical location and technology. He employs his finance skills by being actively involved in the hedging, refinancing, restructuring and sale of various power assets. He currently serves, or has served, on the private boards of other power producers, and in such capacity has focused on plant operating and financial performance, capital structure optimization, hedging and risk management.

Mr. Stein is a Co-Founder and Managing Partner of Power Capital Partners LLC, a private equity firm founded in January 2011. Previously Mr. Stein was a Co-Founder and Principal of Durham Asset Management LLC, a global event driven distressed debt and special situations asset management firm. From January 2003 through December 2009, Mr. Stein served as the Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002, Mr. Stein was a Director at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations asset class. From September 1991 to August 1995, Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves on the public board as Chairman of the Board of Ambac Financial Group, Inc. (NASDAQ: AMBC) and as a director on the private board of Granite Ridge Holdings, LLC. Mr. Stein previously served as a director on the boards of US Power Generating Company and KGen Power Corporation.

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Proposal 1—Election of Directors

John R. Sult, 55, Director since 2012

Executive Vice President and Chief Financial Officer—Marathon Oil Corporation

Current Private Directorship:

Melior Innovations Inc.

Prior Experience:

•

El Paso Corporation—Executive Vice President and Chief Financial Officer; Senior Vice President and Chief Financial Officer; Senior Vice President and Controller; Chief Accounting Officer

•

El Paso Pipeline GP Company, L.L.C.—Executive Vice President, Chief Financial Officer and Director; Senior Vice President and Chief Financial Officer; Senior Vice President, Chief Financial Officer and Controller

•

El Paso Pipeline Group—Senior Vice President, Chief Financial Officer and Controller

•

Halliburton Energy Services—Vice President and Controller

•

Arthur Andersen LLP—Audit Partner

Mr. Sult, through his experience in executive financial positions with large public companies, brings significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting. Mr. Sult has extensive knowledge of the energy industry. Further, he has served as an audit partner at a major accounting firm, which, in addition to his other experience, qualifies him as an "audit committee financial expert." He currently serves as the chair of the Audit Committee and, as the chair, he contributes significantly to the oversight of the integrity of our financial statements, internal controls and ethics and compliance functions.

Mr. Sult has served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation since September 2013. He was Executive Vice President and Chief Financial Officer of El Paso Corporation from March 2010 until May 2012. He previously served as Senior Vice President and Chief Financial Officer from November 2009 until March 2010, and as Senior Vice President and Controller from November 2005 until November 2009. Mr. Sult served as Executive Vice President, Chief Financial Officer and director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P., from July 2010 until May 2012, as Senior Vice President and Chief Financial Officer from November 2009 until July 2010, and as Senior Vice President, Chief Financial Officer and Controller from August 2007 until November 2009. Mr. Sult also served as Chief Accounting Officer of El Paso Corporation and as Senior Vice President, Chief Financial Officer and Controller of El Paso's Pipeline Group from November 2005 to November 2009. Prior to joining El Paso, Mr. Sult served as Vice President and Controller of Halliburton Energy Services from August 2004 until October 2005. Prior to joining Halliburton, Mr. Sult managed an independent consulting practice that provided a broad range of finance and accounting advisory services and assistance to public companies in the energy industry. Prior to private practice, Mr. Sult was an audit partner with Arthur Andersen LLP. Mr. Sult currently serves on the private board of directors of Melior Innovations Inc.

The Board unanimously recommends that stockholders vote FOR the election of these director nominees to the Board.

2015 Proxy Statement 23

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD

Our Board held 13 meetings during 2014. Each director attended at least 92% of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served during the period for which he or she has been a director. Under our Corporate Governance Guidelines, directors who are not members of a particular committee are entitled to attend meetings of each such committee.

The following table reflects the members of each of the committees of the Board and the number of meetings held during 2014.

Name	Audit	Compensation & Human Resources	Corporate Governance & Nominating	Finance & Commercial Oversight

Robert C. Flexon

Pat Wood III(1)			X

Hilary E. Ackermann	X

Paul M. Barbas	X

Richard L. Kuersteiner		X

Jeffrey S. Stein		X	X	X

John R. Sult(2)				X

Number of Meetings	8	7	2	4

(1)
As Chairman of the Board, Mr. Wood is an ex officio member of the Audit, Compensation and Finance committees and has a standing invitation to attend all such committee meetings. He also serves as the presiding director of executive sessions of the non-management and independent directors.

(2)
Designated Audit Committee Financial Expert.

Committee Chair

COMMITTEES

Committee Composition

The current members of each of the committees of the Board, as well as the current Chairman of each of the committees of the Board, are identified in the following paragraphs.

Audit Committee.    The Audit Committee, which is comprised of Messrs. Sult (Chairman) and Barbas and Ms. Ackermann, met a total of 8 times during 2014. Each member of the Audit Committee is independent as such term is defined in the NYSE and SEC rules. The Board has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him or her to serve effectively as an Audit Committee member, and all members qualify as Audit Committee Financial Experts, including our designated Financial Expert, Mr. Sult, our Audit Committee Chair. No Audit Committee member serves on more than three audit committees of public companies, including our Audit Committee. The Audit Committee operates under a written charter adopted by the Board on October 30, 2012. The charter is reviewed annually and is available in the "Corporate Governance" section of our web site at http://www.dynegy.com/downloads/Dynegy_Audit_Committee_Charter.pdf.

We maintain an Internal Audit department to provide management and the Audit Committee with ongoing assessments of our risk management processes, system of internal controls and our internal control over financial reporting compliance activities. The Audit Committee, among other duties, assists the Board in its oversight of: the integrity of our financial statements, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements; recommending to the Board the filing of our audited financial statements; our disclosure controls and procedures and internal control over financial reporting; our compliance with legal and regulatory requirements and Code of Business Conduct and Ethics; the evaluation, appointment and retention of our independent registered public accountant, including a review of their qualifications, services, independence,

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Proposal 1—Election of Directors

fees and performance; the performance of our internal audit function; the performance of our business ethics and compliance function; and enterprise risk management process, policies and procedures. The Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accountant. For more information regarding the Audit Committee's approval procedures, please read "Audit Committee Pre-Approval Policy" below. Further, the Audit Committee provides an open venue of communication between management, the internal audit function, ethics and compliance function, independent registered public accountants and Board. The Audit Committee meets with the Internal Audit department, Ethics and Compliance Office and Ernst & Young LLP, or EY, with and without management present, to discuss the results of their examinations and evaluations.

Our independent registered public accountants, EY are responsible for auditing our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing their reports based on that audit.

Compensation and Human Resources Committee.    The Compensation Committee, which is comprised of Messrs. Barbas (Chairman), Kuersteiner and Stein, met a total of 7 times during 2014. Each member of the Compensation Committee is independent as such term is defined in the NYSE and SEC rules. The Compensation Committee operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at http://www.dynegy.com/downloads/Dynegy_Compensation_and_Human_Resources_Committee_Charter.pdf. The purpose of the Compensation Committee is to, among other duties, assist our Board in fulfilling the Board's oversight responsibilities on matters relating to executive compensation, oversee our overall compensation strategy and our equity based compensation plans, prepare the annual Compensation and Compensation Committee report required by SEC rules and review and discuss with our management the Compensation Discussion and Analysis to be included in our annual proxy statement to stockholders. The Compensation Committee does not assist the Board with respect to director compensation, which is the responsibility of the Nominating Committee. For more information regarding the role and scope of authority of the Compensation Committee in determining executive compensation, please read "Compensation Discussion and Analysis" below.

The Compensation Committee may delegate specific responsibilities to one or more subcommittees to the extent permitted by law, NYSE listing standards and our governing documents. The Compensation Committee has retained Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant. Meridian reports directly to the Compensation Committee. For a discussion of the role of the independent compensation consultant retained by the Compensation Committee in recommending executive compensation and the participation of our Chief Executive Officer in the review of the compensation of other executives that report to the Chief Executive Officer, please read "Compensation Discussion and Analysis" below.

Corporate Governance and Nominating Committee.    The Nominating Committee, which is comprised of Messrs. Kuersteiner (Chairman), Stein and Wood, met a total of 2 times during 2014. Each member of the Nominating Committee is independent as such term is defined in the NYSE rules. The Nominating Committee operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at http://www.dynegy.com/downloads/Dynegy_Corporate_Governance_and_Nominating_Committee_Charter.pdf. The Nominating Committee is responsible for identifying director nominees, assisting the Board with respect to director compensation, developing and reviewing our Corporate Governance Guidelines, succession planning and overseeing the evaluation of the Board and management.

Finance and Commercial Oversight Committee.    The Finance Committee, which is comprised of Ms. Ackermann (Chairman) and Messrs. Stein and Sult, met a total of 4 times during 2014. The Finance Committee operates under a written charter adopted by the Board. The charter is available in the "Corporate Governance" section of our web site at http://www.dynegy.com/downloads/Dynegy_Finance_and_Commercial_Oversight_Committee_Charter.pdf. The Finance Committee is responsible for oversight of the Company's capital structure, financing and treasury matters and oversight of management's process for the identification, evaluation and mitigation of financial and commercial related risks to the Company.

2015 Proxy Statement 25

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR 2014

The key terms of our non-management director compensation include the following:

Board Annual Retainer (paid in cash)	• $75,000; paid in quarterly installments.
Committee Annual Retainers (paid in cash)	Chair (paid in quarterly installments) • Audit—$25,000 • Human Resources—$20,000 • Finance & Commercial Oversight—$20,000 • Nominating—$15,000	Members (paid in quarterly installments) • Audit—$10,000 • Human Resources—$10,000 • Finance & Commercial Oversight—$10,000 • Nominating—$5,000
Annual Equity Award

•

Annual award value of $100,000 to be granted in RSUs using the closing stock price on the grant date. Beginning at the Annual Meeting for 2015, the Annual Equity Award value will be increased to $110,000 to be granted in RSUs using the closing stock price on the grant date.

•

Annual awards to be granted on the date of Dynegy's Annual Stockholder Meeting with one year vesting from the date of grant.

Non-Executive Chairman Annual Retainer

•

Additional retainer of $150,000.

•

Deliver through a mix of cash (50%), paid in quarterly installments, and RSUs (50%).

•

RSUs to be granted on the date of Dynegy's Annual Stockholder Meeting with one year vesting from the date of grant.

Other

•

Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its committees and related activities, including director education courses and materials.

26 2015 Proxy Statement

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-management director who served on our Board in 2014. Directors who were also employees of Dynegy were not compensated for their services as directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Pat Wood III(2)(3)	$155,000	$175,000	$—	$—	$—	$—	$330,000

Hilary E. Ackermann	$105,000	$100,000	$—	$—	$—	$—	$205,000

Paul M. Barbas	$105,000	$100,000	$—	$—	$—	$—	$205,000

Richard L. Kuersteiner	$100,000	$100,000	$—	$—	$—	$—	$200,000

Jeffrey S. Stein(3)	$100,000	$100,000	$—	$—	$—	$—	$200,000

John R. Sult	$110,000	$100,000	$—	$—	$—	$—	$210,000

(1)
Directors received an annual award granted under the Dynegy Inc. 2012 Long Term Incentive Plan, or 2012 Long Term Incentive Plan, in RSUs on May 29, 2014 with a vesting date of May 29, 2015. The values shown under "Stock Awards" reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
Mr. Wood is serving as our non-executive Chairman of the Board.

(3)
Mr. Wood has deferred receipt of the amount realized from the vesting of the RSUs granted on May 29, 2014 until the earlier of (1) July 4, 2019, or (2) his separation from service as a director of Dynegy. Mr. Stein has deferred receipt of the amount realized from the vesting of the RSUs granted on May 29, 2014 until his separation from service as a director of Dynegy.

CERTAIN TRANSACTIONS AND OTHER MATTERS

For a description of certain transactions with management and others, certain business relationships and compliance with Section 16(a) of the Exchange Act, see "Executive Compensation—Potential Payments Upon Termination or Change in Control," "Transactions with Related Persons, Promoters and Certain Control Persons" and "Section 16(a) Beneficial Ownership Reporting Compliance."

2015 Proxy Statement 27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 6, 2015 regarding the beneficial ownership of our common stock by: (1) each of our current directors; (2) each of our current executive officers; (3) all of our directors and executive officers as a group; and (4) each person or entity we know to beneficially own more than 5% of our outstanding shares of common stock.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to dispose or acquire within 60 days of April 6, 2015. Common stock subject to options and warrants, regardless of whether such arrangement is currently in the money, that are currently exercisable or exercisable within 60 days of April 6, 2015 are deemed to be outstanding and beneficially owned by the person holding the options or warrants, and common stock issuable upon vesting of RSUs that is vested or will vest within 60 days of April 6, 2015 is deemed to be outstanding and beneficially owned by the person holding the RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 128,139,664 shares of common stock outstanding as of April 6, 2015. Except as disclosed in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

All percentages and share amounts are approximate based on current information available to us. The information available to us may be incomplete.

28 2015 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise noted, the address for each person listed on the table is c/o Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002. The address for Franklin Advisers, Inc. is One Franklin Parkway, San Mateo, California 94403.

	Amount and Nature of Shares Beneficially Owned(1)

Name	Number	Percent of Class

5% Stockholders
Franklin Advisers, Inc.(2)	15,460,910	11.9%

Fidelity Management & Research Company	11,181,646	8.7%

Oaktree Capital Management, LP	10,149,712	7.9%

Blackrock Inc.	9,507,748	7.4%

Massachusetts Financial Services Co.	7,315,652	5.7%

Luminus Management, LLC.	7,188,553	5.6%

Vanguard Group Inc.	6,950,024	5.4%

Integrated Core Strategies (US) LLC.	6,407,042	5.0%

Executive Officers and Directors
Robert C. Flexon(3)	394,575	*

Clint C. Freeland(4)	108,739	*

Catherine B. Callaway(5)	102,187	*

Carolyn J. Burke(6)	100,384	*

Henry D. Jones(7)	83,780	*

Mario E. Alonso(8)	23,191	*

Julius Cox(9)	15,958	*

Martin W. Daley(10)	23,983	*

Daniel P. Thompson(11)	26,150	*

Sheree M. Petrone(12)	11,375	*

Pat Wood III(13)	29,416	*

Hilary E. Ackermann(14)	11,096	*

Paul M. Barbas(15)	14,679	*

Richard L. Kuersteiner(16)	18,596	*

John R. Sult(17)	11,096	*

Jeffrey S. Stein(18)	11,096	*

All executive officers and directors as a group (16 persons)	986,301	*

*
Percentage ownership of less than one percent.

(1)
Shares shown in the table above include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account.

(2)
The number of shares is as of March 25, 2015 and includes 1,533,887 shares issuable on the exercise of the Warrants. Notwithstanding the foregoing, a holder may not exercise any Warrant if it would cause such holder's beneficial ownership of our common stock and any other of our equity securities on parity (with respect to dividends) with such common stock (when aggregated with that of any of the holder's affiliates) to require the prior permission (including the expiration of applicable waiting periods) of any governmental or regulatory authority applicable to us, unless we and such holder have made all filings and registrations with, and obtained such permission (including the expiration of any such waiting periods) from, any such governmental and regulatory authorities, as are necessary or advisable.

FAV, an indirectly wholly owned subsidiary of Franklin Resources, Inc. ("FRI"), is deemed to be the beneficial owner of these shares for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and other accounts. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory
2015 Proxy Statement 29

Security Ownership of Certain Beneficial Owners and Management

  accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted.

(3)
Includes for Mr. Flexon, 5,337 and 296,140 shares issuable upon the exercise of our warrants and options, respectively. Amount shown does not include: 1) 35,093 RSUs and 91,019 options, each granted on October 29, 2012, pursuant to our 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 21,645 RSUs and 33,784 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 38,211 RSUs and 93,062 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 60,261 RSUs and 148,984 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(4)
Includes for Mr. Freeland, 1,055 and 80,966 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 9,024 RSUs and 23,405 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 7,215 RSUs and 11,262 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 9,553 RSUs and 23,266 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 14,134 RSUs and 34,943 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(5)
Includes for Ms. Callaway, 1,158 and 76,110 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 9,024 RSUs and 23,405 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 5,772 RSUs and 9,010 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 9,263 RSUs and 22,560 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 11,564 RSUs and 28,590 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(6)
Includes for Ms. Burke, 1,016 and 74,983 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 9,024 RSUs and 23,405 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 5,411 RSUs and 8,446 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 9,263 RSUs and 22,560 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 11,564 RSUs and 28,590 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(7)
Includes for Mr. Jones, 5 and 58,799 shares issuable on the exercise of warrants and options, respectively. Amount shown does not include: 1) 15,202 RSUs and 23,759 options, each granted on April 1, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on April 1, 2016; 2) 9,263 RSUs and 22,560 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 11,564 RSUs and 28,590 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(8)
Includes for Mr. Alonso, 421 and 17,044 shares issuable on the exercise of our warrants and options, respectively. Amount shown does not include: 1) 1,357 RSUs and 3,519 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 1,623 RSUs and 2,534 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 4,053 RSUs and 9,870 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 7,710 RSUs and 19,060 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(9)
Includes for Mr. Cox, 12,133 shares issuable on the exercise of our options. Amount shown does not include: 1) 2,651 RSUs and 6,877 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 1,515 RSUs and 2,365 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 2,374 RSUs and 5,781 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; 4) 7,003 RSUs and 17,313 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016; and 5) 16,502 RSUs granted on April 1, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on April 1, 2016.

(10)
Includes for Mr. Daley 18,589 shares issuable on the exercise of options and 232 shares held indirectly. Amount shown does not include: 1) 2,258 RSUs and 5,856 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 1,299 RSUs and 2,027 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 2,316 RSUs and 5,640 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; 4) 7,067 RSUs and 17,472 options, each granted on March 3, 2015, pursuant
30 2015 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

  to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016; and 5) 721 RSUs held indirectly.

(11)
Includes for Mr. Thompson 20,152 shares issuable on the exercise of options. Amount shown does not include: 1) 2,470 RSUs and 6,406 options, each granted on October 29, 2012, pursuant to the 2012 Long Term Incentive Plan, which vest on October 29, 2015; 2) 1,335 RSUs and 2,083 options, each granted on March 18, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the third vesting period taking place on March 18, 2016; 3) 2,605 RSUs and 6,345 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 7,067 RSUs and 17,472 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(12)
Includes for Ms. Petrone 9,221 shares issuable on the exercise of options. Amount shown does not include: 1) 4,291 RSUs and 12,672 options, each granted on August 20, 2013, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years with the second vesting period taking place on August 20, 2015; 2) 2,258 RSUs and 5,499 options, each granted on March 3, 2014, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the second vesting period taking place on March 3, 2016; and 4) 5,782 RSUs and 14,295 options, each granted on March 3, 2015, pursuant to the 2012 Long Term Incentive Plan, and vest ratably over three years, with the first vesting period taking place on March 3, 2016.

(13)
Includes for Mr. Wood, 5,329 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 29, 2015.

(14)
Includes for Ms. Ackermann, 3,046 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 29, 2015.

(15)
Includes for Mr. Barbas, 3,046 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 29, 2015.

(16)
Includes for Mr. Kuersteiner, 7,500 shares issuable upon the exercise of our warrants and 3,046 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 29, 2015.

(17)
Includes for Mr. Sult, 3,046 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 29, 2015.

(18)
Includes for Mr. Stein, 3,046 RSUs granted pursuant to the 2012 Long Term Incentive Plan, which vest on May 29, 2015.
2015 Proxy Statement 31

EXECUTIVE OFFICERS

The following table sets forth the name and positions of our executive officers as of April 6, 2015, except as otherwise noted, together with their ages and period of service with us.

Executive Officer	Position	Age as of April 6, 2015	Served with Dynegy Since

Robert C. Flexon	President and Chief Executive Officer	56	2011

Mario E. Alonso	Executive Vice President, Strategic Development	44	2001

Carolyn J. Burke	Executive Vice President and Chief Integration Officer	47	2011

Catherine B. Callaway	Executive Vice President, General Counsel and Chief Compliance Officer	49	2011

Julius Cox	Executive Vice President and Chief Administrative Officer	43	2004

Martin W. Daley	Executive Vice President, Plant Operations—Gas	59	2001

Clint C. Freeland	Executive Vice President and Chief Financial Officer	46	2011

Henry D. Jones	Executive Vice President and Chief Commercial Officer	55	2013

Sheree M. Petrone	Executive Vice President, Retail	58	2013

Daniel P. Thompson	Executive Vice President, Plant Operations—Coal	61	2001

The executive officers named above will serve in such capacities until the next annual meeting of our Board, or until their respective successors have been duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office.

Robert C. Flexon

Robert C. Flexon has served as President and Chief Executive Officer since July 2011 and a director of Dynegy since June 2011. Prior to joining Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and related services from February to July 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG from June to October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 to May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from February to November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 to February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. Mr. Flexon holds a Bachelor of Science degree in Accounting from Villanova University. Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May to October 2010 and is currently serving on the Board of Neighborhood Centers, the largest not-for-profit in Texas.

32 2015 Proxy Statement

Executive Officers

Mario E. Alonso

Mario E. Alonso has served as Executive Vice President, Strategic Development since February 2014 and Vice President, Strategic Development from June 2012 to February 2014. Mr. Alonso is responsible for leading Dynegy's strategic planning and corporate development activities. Mr. Alonso served as Vice President and Treasurer from July 2011 to June 2012, Vice President—Strategic Planning from December 2008 to July 2011 and Managing Director—Strategic Planning from June 2007 to December 2008. Prior to June 2007, Mr. Alonso served in various roles within the Company's Strategic Planning and Treasury Departments. Prior to joining Dynegy in 2001, Mr. Alonso was with Enron Corporation.

Carolyn J. Burke

Carolyn J. Burke has served as Executive Vice President and Chief Integration Officer since October 2014. Ms. Burke is responsible for acquisition integrations, information technology and Dynegy's project management office. Ms. Burke served as Executive Vice President and Chief Administrative Officer from August 2011 to October 2014. Prior to joining Dynegy, Ms. Burke served as Global Controller for J.P. Morgan's Global Commodities business from March 2008 to August 2011. Ms. Burke served as NRG Energy Inc.'s Vice President and Corporate Controller from September 2006 to March 2008 and its Executive Director of Planning and Analysis from April 2004 to September 2006. Prior to joining NRG, Ms. Burke held various key financial roles at Yale University, the University of Pennsylvania and at Atlantic Richfield Company (now British Petroleum).

Catherine B. Callaway

Catherine B. Callaway has served as Executive Vice President, General Counsel and Chief Compliance Officer since September 2011. Ms. Callaway is responsible for managing all legal affairs, including legal services supporting Dynegy's operational, commercial and corporate areas, as well as ethics and compliance. Prior to joining Dynegy, Ms. Callaway served as General Counsel for NRG Gulf Coast and Reliant Energy in August 2011. Ms. Callaway served as General Counsel for NRG Texas and Reliant Energy from August 2010 to August 2011 and as General Counsel for NRG Texas from November 2007 to August 2010. Prior to joining NRG Energy, Inc., Ms. Callaway held various key legal roles at Calpine Corporation, Reliant Energy, The Coastal Corporation and Chevron.

Julius Cox

Julius Cox has served as Executive Vice President and Chief Administrative Officer since October 2014. Mr. Cox is responsible for Dynegy's corporate functions including Human Resources, Investor Relations, Communications, Regulatory Affairs and Business Services. Mr. Cox served as Vice President, Human Resources & Business Services from May 2012 to October 2014, Vice President, Human Resources from January 2006 to May 2012 and Managing Director—HR Business Services from May 2004 to January 2006. Prior to 2004, Mr. Cox served in various roles in Dynegy's HR Business Partner and Compensation functions. Prior to joining Dynegy in 2001, Mr. Cox was a consultant at Arthur Andersen LLP and has also held various roles in human resources at Shell Oil and Neiman Marcus.

2015 Proxy Statement 33

Executive Officers

Martin W. Daley

Martin W. Daley has served as our Executive Vice President—Plant Operations, Gas since April 2015. Mr. Daley is responsible for the management and operation of Dynegy's fleet of gas generating facilities and its Brayton Point coal fired facility. Mr. Daley served as Vice President and General Manager, Gas Operations from July 2011 to April 2015, Managing Director, Asset Management—Eastern Region from March 2007 to June 2011, and as Senior Director, Regulatory Affairs & Administrative Services from February 2001 to March 2007. Prior to joining Dynegy in February 2001, Mr. Daley held various positions within Central Hudson Gas & Electric, including Superintendent—General Plant Services, Plant Services Supervisor, Production facilities, and Corporate Environmental Affairs.

Clint C. Freeland

Clint C. Freeland has served as Executive Vice President and Chief Financial Officer since July 2011. Mr. Freeland is responsible for Dynegy's financial affairs, including finance and accounting, treasury, tax and banking and credit agency relationships. Prior to joining Dynegy, Mr. Freeland served as Senior Vice President, Strategy & Financial Structure of NRG Energy, Inc. from February 2009 to July 2011. Mr. Freeland served as NRG's Senior Vice President and Chief Financial Officer from February 2008 to February 2009 and its Vice President and Treasurer from April 2006 to February 2008. Prior to joining NRG, Mr. Freeland held various key financial roles within the energy sector.

Henry D. Jones

Henry D. Jones has served as Executive Vice President and Chief Commercial Officer since April 2013. Mr. Jones is responsible for Dynegy's commercial and asset management functions for its power generation business. In addition, Mr. Jones leads a team that develops and executes both hedging and term contracting options for the entire fleet. Prior to joining Dynegy, Mr. Jones served as Managing Director, North American Power and Gas Sales, and Origination at Deutsche Bank starting in May 2010, and managed Deutsche Bank's North American Power and Gas trading activity starting in August 2012. Prior to joining Deutsche Bank, Mr. Jones was the Chief Operating Officer and Head of Trading at EDF Trading North America from August 2009 to February 2010, Head of Electricity Trading at EDF Trading Markets Limited from August 2008 to July 2009, and Director of Renewable Fuels Trading from July 2007 to July 2008. Mr. Jones was an investor, co-founder and chairman of Renewable Fuel Supply Limited from December 2003 to July 2007. Prior to 2003, Mr. Jones served in a variety of commercial positions with several domestic and international energy companies, including AEP Energy Services Ltd. and Duke Energy Corporation.

34 2015 Proxy Statement

Executive Officers

Sheree M. Petrone

Sheree M. Petrone has served as our Executive Vice President, Retail since April 2015. Ms. Petrone is responsible for leading and overseeing all aspects of Dynegy's retail electric sales business, including business development, customer care and operations. Ms. Petrone also serves as President of Illinois Power Marketing Company (d/b/a Homefield Energy) and Dynegy Energy Services, LLC, Dynegy's power marketing and energy entities, since December 2013. Ms. Petrone served as Vice President, Retail from August 2013 to April 2015. Prior to joining Dynegy in August 2013, Ms. Petrone held various positions within Exelon Corporation from March 1999 to June 2013, including Vice President, Commercial Integration, Energy Trading & Marketing, Vice President, Fuels, Environmental Trading and Marketing, Vice President, Retail Energy Company (Exelon Energy), and Director of Finance and Planning (PECO Energy). Ms. Petrone also held business development roles with Trigen, a cogeneration project developer majority owned by Suez Lyonnaise des Eaux from May 1987 to March 1999.

Daniel P. Thompson

Daniel P. Thompson has served as our Executive Vice President—Plant Operations, Coal since April 2015. Mr. Thompson is responsible for the safe and efficient operation of our fleet of coal generating facilities. Mr. Thompson served as Vice President and General Manager—Coal Operations from October 2011 to April 2015, Vice President, Operations—West Region from April 2007 to September 2011, and Vice President, Operations—Northeast Region from March 2001 to March 2007. Prior to joining Dynegy in March 2001, Mr. Thompson held various positions within Illinois Power Company, including Vice President, Engineering—Generation and Plant Manager, and held various maintenance management positions with both Pfizer, Inc. and Kilngas R&D (an Allis Chalmers subsidiary).

2015 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion should be read together with the compensation tables and disclosures for our named executive officers included under "Executive Compensation." The following discussion contains statements regarding future company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be considered as statements of our expectations or estimates of results or other guidance; to that end, these targets and goals will not be subject to updating.

INTRODUCTION

This section explains our executive compensation program, including philosophy, policies, practices and key compensation decisions for 2014 as it relates to our following named executive officers (the "Named Executive Officers"). Compensation for our Named Executive Officers is further described in the Summary Compensation Tables and other compensation tables contained in this proxy statement.

2014 Named Executive Officers

Name	Title in 2014

Robert C. Flexon	President and Chief Executive Officer

Clint C. Freeland	Executive Vice President and Chief Financial Officer

Carolyn J. Burke	Executive Vice President and Chief Integration Officer

Catherine B. Callaway	Executive Vice President, General Counsel and Chief Compliance Officer

Henry D. Jones	Executive Vice President and Chief Commercial Officer

These Named Executive Officers, together with our other senior executives whose compensation is determined by the Compensation Committee and our Board, are referred to as our "Executive Management Team".

BUSINESS HIGHLIGHTS AND PERFORMANCE

Dynegy's transformative performance in 2014 was driven by our talented and dedicated employees that executed our business strategy centered on capital allocation, customer focus and continuous improvement. As we entered the year, our focus was integrating the assets obtained from the Ameren Energy Resources acquisition and positioning us to pursue strategic opportunities to further grow the business. Consistent with our continuous improvement strategy we safely and reliably operated our Midwest and Eastern region assets during the Polar Vortex that impacted much of the country. As part of our capital allocation strategy, in the second half of 2014, we simultaneously announced two acquisitions of approximately 12,500 megawatts of coal and gas generation, from Duke Energy and Energy Capital Partners, which increased our generation capacity to nearly 26,000 megawatts. These transactions have transformed Dynegy into the third largest independent power producer with added scale in the structured markets of PJM and ISO—NE. The high quality of these acquired assets, combined with their favorable locations and strong capacity factors are expected to result in significant accretive earnings and cash flows which may be used to further strengthen our balance sheet and liquidity position, make investments in existing assets, pursue additional growth opportunities and support other high value capital allocation opportunities. These transactions have been favorably received in the equity market as evidenced by our 2014 stock price increasing over 40%, significantly outperforming our peer group.

36 2015 Proxy Statement

Compensation Discussion and Analysis

2014 Business Highlights

Capital Allocation

•
Met or Exceeded 2014 Guidance range for Adjusted EBITDA(1) and Free Cash Flow.(2)

•
$351 million in consolidated Adjusted EBITDA for 2014 which exceeded the midpoint of 2014 Adjusted EBITDA guidance range ($330-360 million).

•
$104 million in Free Cash Flow from operations in 2014, which exceeded the 2014 FCF guidance range ($45-75 million).

•
Announced the EquiPower Acquisition and the Duke Acquisition.

•
Completed $6.2 billion acquisition financing including common stock, mandatory convertible preferred stock and senior unsecured notes in October 2014.

•
Successfully cleared an 80 megawatt turbine uprate at the Kendall facility in the 2017/2018 PJM capacity auction, with the first 40 megawatts installed during 2014 and the second 40 megawatts scheduled for installation in 2016.

Customer Focus

•
Moss Landing 6&7 tolling agreement for 2016 received final approval from the California Public Utilities Commission.

•
Forward bilateral capacity sales in MISO exceed 1,200 megawatts and IPH annual long-term contracts for energy and capacity total 470 megawatts—a contract for up to 120 megawatts was signed in July and IPH cleared 847 megawatts in the May PJM auction.

•
Initiated transmission project to reduce congestion at our Baldwin facility.

•
Created the operating model to manage the retail business as a profitable channel to market and effective hedge for generation while achieving high ratings from satisfied customers for service and new product offerings.

Continuous Improvement

•
PRIDE initiatives delivered $90 million in EBITDA for 2014. Over 100 cash cost reduction initiatives identified including efforts related to Marcellus gas sourcing, reliability improvements, refined coal, coal supplier diversity and optimizing plant performance. Of particular note:

•
Refined Coal—All Coal segment and IPH plants on line with a 2014 benefit of ~$17 million and annualized benefit of ~$30 million.

•
Independence Gas Supply—Sourced 97% of fuel from Marcellus in 2014 contributing a benefit of $20 million versus 2013, including $8 million of transportation optimization benefit.

•
Balance Sheet Initiatives—Delivered $93 million of improvement in 2014. This includes the Newton scrubber contract restructuring from a target price to a fixed price, which reduced total cost to complete by $30 million, emissions inventory monetization and MISO collateral optimization, which provides a benefit of $8 million.

(1)
We define Adjusted EBITDA as EBITDA adjusted to exclude (i) gains or losses on the sale of certain assets, (ii) the impacts of mark-to-market changes on derivatives related to our generation portfolio, as well as interest rate swaps and warrants, (iii) the impact of impairment charges and certain other costs such as those associated with the acquisition of Ameren Energy Resources, (iv) income or expense on up front premiums received or paid for financial options in periods other than the strike periods and (v) income or losses attributable to noncontrolling interest.

(2)
We define Free Cash Flow as cash flow from operations less maintenance and environmental capital expenditures, the cash impact of the AER acquisition and debt refinance costs plus return on restricted cash. Free Cash Flow also includes receipts or payments related to interest rate swaps and excludes the impact of changes in collateral.
2015 Proxy Statement 37

Compensation Discussion and Analysis

Key Features of our Executive Compensation Program

We Do...	We Do Not...

✓

Pay for Performance via a compensation structure that includes a competitive base salary and performance based STI and LTI awards that are aligned with stockholder interests

✓

Provide LTI that include Performance Share Units based on Total Stockholder Return ("TSR") and cap these awards when TSR outperforms the peer group but is negative

✓

Have change in control cash severance benefits that are subject to "double trigger" provisions which require both the occurrence of a change in control event and involuntary termination

✓

Enforce stock ownership requirements for all officers that require attainment of ownership levels before equity transactions can occur

✓

Have an independent compensation consultant that reports directly to the Compensation Committee

✓

Conduct an annual incentive risk assessment to ensure that the structure and design of our compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company

✓

Have a claw-back mechanism in place for incentive awards

✓

Establish a performance-based bonus pool

×

Offer supplemental executive retirement plan benefits

×

Engage in option backdating or re-pricing

×

Permit hedging or pledging of Company Stock by Directors or Officers

×

Provide excise tax assistance upon a change in control

×

Provide any material perquisites, other than reimbursement for financial planning and tax advice

×

Encourage excessive risk or inappropriate risk taking though our incentive programs; our plans focus on aligning our compensation policies with the long-term interests of our stockholders

×

Guarantee bonuses

EXECUTIVE COMPENSATION PROGRAM OVERVIEW

Philosophy and Objectives of our Executive Compensation Programs

The executive compensation program, administered by the Compensation Committee, is primarily designed to attract, motivate and retain a highly qualified Executive Management Team capable of effectively managing and growing our business. Our executive compensation program reflects a fundamental belief that rewards should be competitive, both in elements and amount, with the broad labor market in which we compete for executive talent and commensurate with the Company's and the individual executive's performance.

•
Pay for Performance—Our total compensation for each individual provides reasonable upside potential for exceptional performance; as well as risk of no payment, with respect to incentive compensation, when performance objectives are not achieved. Our variable pay programs are designed as forward-looking incentives that reflect individual and corporate performance during the year under review.

•
Alignment with Stockholder Value—Our LTI awards encourage share price improvement and a strong link to stockholder interests. Our compensation programs are designed and administered to maximize stockholder value.

•
Market Competiveness—Our overall compensation strategy recognizes that attraction and retention of key talent is critical to the attainment of our stated business goals and objectives and to the creation of value for our stockholders.
38 2015 Proxy Statement

Compensation Discussion and Analysis

Elements of our Executive Compensation Program

In 2014, the Compensation Committee refined our executive compensation program as detailed below. The Compensation Committee and the Executive Management Team strive to promote a pay for performance culture. The executive compensation program was designed to incorporate three primary elements: base salary, STI, and LTI awards.

Element	Key Characteristics	Pay at risk

Base Salary

•

Base Salaries reflect the Named Executive Officer's scope, experience, qualifications, and impact to the outcomes of the organization

•

The Compensation Committee considers job responsibilities, budget for annual merit increases, external benchmark data, internal pay equity, and individual performance to determine the level of base salary for each Named Executive Officer

No

Short-Term Incentive Awards

•

STI awards are based on annual performance against specific identified financial, strategic, and operational goals and are designed to motivate Named Executive Officers to achieve short-term outcomes critical to our success and that provide sustainable long-term total return to our stockholders

•

STI performance period is January 1 through December 31 of each year and are paid out on or before March 15 following the performance period

•

The annual STI opportunity (percent of annual base salary) for each Named Executive Officer have remained unchanged since each was hired

•

A funding gate must be achieved before any payout occurs

•

Payout may range from zero to two times target

Yes; payout based on achievement of pre-established company goals and individual performance factors

Long-Term Incentive Awards

•

LTI awards are structured to achieve a variety of objectives. including attracting and retaining executives, aligning executives' financial interests with the interest of stockholders; and rewarding the achievement of long-term strategic goals

•

LTI Awards for our Named Executive Officers are awarded with a mix of Performance Share Unit Awards, Restricted Stock Unit Awards and Stock Options

Yes; payout strongly linked to share price performance

Performance Share Unit Awards ("PSU's")

•

Significant portion of LTI mix

•

PSUs reward for performance relative to our peer group of companies

•

Award payouts capped if our Total Stockholder Return or TSR, is negative

Yes; value linked to TSR

	Restricted Stock Unit Awards • Subject to three-year vesting	Yes, value linked to share price

	Stock Option Awards • Subject to three-year vesting	Yes, value present only when share price increases above the strike price (stock price on the day of grant)

2015 Proxy Statement 39

Compensation Discussion and Analysis

The mix of pay across base salary, STI, and LTI awards for the CEO and the Named Executive Officers are most heavily weighted towards at-risk pay, aligning performance with stockholder value.

CEO Total Target Compensation	All Other NEOs Total Target Compensation

Peer Group and Benchmarking

The Compensation Committee uses compensation benchmarking data to provide a competitive market context to its decisions regarding compensation for the Named Executive Officers. To assist the Compensation Committee with setting 2014 target compensation levels, Meridian prepared a benchmarking review to assess the competitiveness of each element of compensation for the Named Executive Officers, and to provide information regarding incentive plan designs and pay practices within the energy industry.

The Committee reviewed and discussed the benchmarking data, and used the data to inform its compensation decisions. The Committee believes the combination of these two data perspectives offers an appropriate and credible basis for benchmarking the compensation of the Named Executive Officers. The Committee will continue to evaluate this approach and available data sources, and make changes as appropriate.

Compensation data in the benchmarking review are based primarily on public disclosures of the compensation of executives among a selected group of peer companies, and are supplemented by information in surveys specific to the energy industry. The Compensation Committee believes the peer group companies are indicative of the competitive market for executive talent.

Selection of the peer companies presents certain challenges, due to the limited number of directly-comparable companies. Therefore, the Committee elected to include companies from three segments of the energy industry—independent power producers, electric utilities and multi-utilities (i.e., electric and gas)—that are comparable to Dynegy. Specific factors considered in selection of the peer group include:

•
Financial and Operational Metrics—assets, revenues, market capitalization, enterprise value;

•
Operational Scope—merchant generation capacity, industry segment, commercial, retail and commodity focus;

•
Market-Based Factors—labor market requirements (e.g., finance, operations, commercial), competition for executive talent, comparability of pay data; and

•
External stockholder and governance evaluations of Dynegy's pay levels and practices.
40 2015 Proxy Statement

Compensation Discussion and Analysis

The Compensation Committee reviews the composition of the peer group annually and considers changes as warranted. For 2014, the peer group consisted of the following twelve companies, which is the same set of companies that comprised our peer group in 2013, or our selected peer group.

Peer Companies

• AES Corporation	• Entergy Corporation
• Ameren Corporation	• First Energy Corporation
• Atlantic Power Corporation	• NRG Energy Inc.
• Calpine Corporation	• PPL Corporation
• DTE Energy Company	• Public Service Enterprise Group Inc.
• Edison International	• TransAlta Corporation

Survey data used in the benchmarking review were from the Towers Watson 2014 CDB Energy Services Executive Compensation survey and the AonHewitt 2014 Energy Marketing and Trading survey, or the energy industry survey data. Please see the table in Annex A for a complete listing of the companies included in the energy industry survey data. Position matches are developed for each of the Named Executive Officers to positions with similar roles and responsibilities at both the peer companies and in the surveys.

2014 COMPENSATION

Base Salary

The Compensation Committee considers job responsibilities, external benchmark data, internal pay equity, and individual performance to determine the level of base salary for each Named Executive Officer. In early 2014, the Compensation Committee reviewed these factors and base salaries for the Named Executive Officers and approved increases as indicated below:

Named Executive Officer	Base Salary as of December 2013	Base Salary as of December 2014	Percentage Increase from 2013

Robert Flexon	$900,000	$1,000,000	11%

Clint Freeland	$500,000	$520,000	4%

Carolyn Burke	$475,000	$500,000	5%

Catherine Callaway	$475,000	$495,000	4%

Henry Jones	$475,000	$495,000	4%

The Compensation Committee recommended competitive increases for Mr. Freeland, Ms. Burke, Ms. Callaway, and Mr. Jones comparable to the peer market levels, job complexity, and individual performance. Mr. Flexon's salary increase was based on benchmark data from our selected peer group, the Company's performance, and his individual contribution to the organization's success. His base salary prior to the 2014 increase was positioned nearly 20% below the 50th percentile and 12% below the 25th percentile of the selected peer group. Given Mr. Flexon's performance and contributions, the Compensation Committee sought to bring Mr. Flexon's salary closer to competitive benchmark levels. As such, the Committee recommended, and the full Board approved, an adjustment that positioned his salary between the 25th percentile and median of the selected peer group.

Short-term Incentive Plan

The Dynegy Inc. Incentive Compensation Plan, or STI Plan, serves as a variable, at-risk mechanism to reward our Named Executive Officers and other eligible employees for the achievement of short-term performance objectives critical to our success. The STI Plan contains a number of components established to emphasize pay for performance by providing cash awards for the achievement of pre-determined levels of Company performance.

2015 Proxy Statement 41

Compensation Discussion and Analysis

Performance-Based Bonus Pool

Annual bonus awards are paid from a performance-based bonus pool designed to fund bonus awards paid to our Named Executive Officers and other executives as determined through the STI Plan, and to allow for full tax deductibility of such bonuses. Each year, the Compensation Committee identifies executives covered under the bonus pool for that year, the performance-based formula used to fund the bonus pool, and the individual share of the bonus pool for each employee covered under the bonus pool.

To comply with Section 162(m) of the Internal Revenue Code, bonus awards that may be paid from the bonus pool are subject to the Compensation Committee's authority to reduce, but not increase, the amount of each covered executive's share of the bonus pool. The Compensation Committee may, in its sole discretion, increase or decrease individual bonus awards calculated under the STI Plan (as discussed below), provided that the resulting bonus award does not exceed the executive's individual share of the pool. Further, the exercise of negative discretion with respect to one covered executive may not result in an increase in the amount payable to another covered executive; and the sum of all covered executives' allocable shares of the pool may not exceed 100% of the total bonus pool.

In early 2014, the Compensation Committee established that the 2014 bonus pool will be funded in an amount equal to 5% of the Company's forecasted Adjusted EBITDA for the year. The Compensation Committee also identified the executives covered under the bonus pool, which included our Named Executive Officers, and assigned to the covered executives individual shares of the bonus pool. As discussed below, the design of the STI Plan provides each of our Named Executive Officers with the opportunity to earn up to a maximum of 200% of their individual bonus target, based on the Company's performance relative to pre-established performance components and levels of achievement. Provided that bonus award payouts to each executive covered under the pool does not exceed their individual share, the award will be fully-deductible.

How Bonus Awards are Determined

Once a minimum performance level is achieved, STI awards are determined through the following calculation.

Individual Bonus Targets.    The STI target opportunity for each Named Executive Officer was set within their respective employment agreements upon hire and has remained unchanged. The Compensation Committee, in conjunction with the external compensation consultant, reviews the STI targets each year for competitive alignment. The Compensation Committee believes the target opportunities are appropriately positioned within the energy industry survey data and selected peer group. Current bonus targets for the Named Executive Officers, expressed as a percentage of base salary, are as follows:

Named Executive Officer	Target Bonus (percent of base pay)

Robert Flexon	100%

Clint Freeland	75%

Carolyn Burke	75%

Catherine Callaway	75%

Henry Jones	75%

42 2015 Proxy Statement

Compensation Discussion and Analysis

STI Award Funding.    Performance objectives for the STI program are approved annually by the Compensation Committee and Board. Each year the Compensation Committee establishes a minimum performance funding gate. If the funding gate metric is not achieved, no STI awards are paid to any employee, including the Named Executive Officers. The Compensation Committee established a funding gate for 2014 as Operating Cash Flow of $25 million.

Individual funding for the STI awards is based on performance relative to Compensation Committee-approved Critical Success Factors and related performance metrics, which represent specific financial, strategic, operational and safety goals that are important indicators of our overall performance. The attainment of these goals directly relates to the achievement of sustainable long-term total returns for our stockholders. Each of the Critical Success Factors is weighted, and performance is measured against overall year-end performance to determine the overall funding of the STI program. In early 2014, the Board reviewed and the Compensation Committee approved the Critical Success Factors and associated objectives and metrics to be used in determining STI awards for the 2014 performance year, as follows:

  Capital Allocation (weighted 50%)

  •
  Financial Performance
  •
  Financial Optimization
  •
  Strategic Growth

  Customer Focus (weighted 25%)

  •
  Commercial
  •
  Retail
  •
  Regulatory

  Continuous Improvement (weighted 25%)

  •
  Operations and Ops Support
  •
  PRIDE/Integration
  •
  Corporate Support

Individual Performance Adjustment.    In addition to the formulaic calculation of overall Company results, individual performance adjustments are made to determine bonus awards under the STI Plan. The individual performance adjustment is designed to adjust for each Named Executive Officer's individual achievements for the respective performance year and may result in STI award payouts above or below actual funding percentage determined through the formulaic calculation.

2014 STI Results.    In February 2015, the Compensation Committee determined that the 2014 funding gate of $25 million in Operating Cash Flow had been achieved. The Compensation Committee also reviewed the

2015 Proxy Statement 43

Compensation Discussion and Analysis

Company's performance relative to the 2014 Critical Success Factors and approved funding of the STI Plan at 122% of target, as summarized in the table below:

Critical Success Factors	Earned Payout

Capital Allocation (50%) • Adjusted EBITDA: Achieved $350 million vs. Target of $241 million • Free Cash Flow for Dynegy Inc.: Achieved $244 million vs. Target of $36 million • Free Cash Flow for IPH: Achieved $(57.5) million vs. Target of $(95) million • Secured $25 million receivable-backed line of credit for Illinois Power Marketing Company vs. Target of $50 million • Announced the EquiPower Acquisition and the Duke Acquisition in 2014 • Permitting processes underway at key facilities to position sites for possible combined cycle gas turbine installation	74.2%

Customer Focus (25%)

•

Secured several bilateral and multi-year capacity agreements either meeting or exceeding target megawatts

•

Entered and signed 3 ultra-low sulfur coal contracts

•

Supplied 97% of natural gas supply needs at Independence from Marcellus vs. Target of 90%

•

Achieved a capacity factor of 25% at Casco Bay

•

Demand Side Management pilot program completed and demonstrated estimated capacity PLC reduction from previous year

•

Improved retail customer satisfaction score to 61% compared to 57% since 2011

•

Implemented refined coal at all coal facilities with annual ongoing benefit of $30 million

31.3%

Continuous Improvement (25%)

•

Safety targets not met for employee and contractor recordable/lost time injuries: Employee Recordables Actual 34 vs. Target <13; Employee Lost Time Injuries Actual 7 vs. Target 0; Contractor Recordables Actual 16 vs. Target of <9, Contractor Lost Time Injuries Actual 5 vs. Target 0

•

Equivalent Availability Factor for Coal segment was 84.6% vs. Target of 87%

•

In Market Availability for Gas segment was 98.7% vs. Target of 98%

•

PRIDE program captured $568.7 million fixed cash, $90.3 million balance sheet improvements, and $64.4 million in gross margin gains vs. target of $560 million, $58 million and $55 million, respectively

•

Investor relations outreach shifted investor base to 61% of long-only core investors vs. 44% in 2013

•

Ethics and compliance training was completed by 100% of the organization

16.6%

Total STI Funding	122%

44 2015 Proxy Statement

Compensation Discussion and Analysis

Approved 2014 STI Bonus Awards.    In March 2015, the Compensation approved the following bonus awards for our Named Executive Officers, based on the Company's overall performance relative to the 2014 Critical Success Factors and assessments of their individual performance during the year.

Named Executive Officer	Bonus Target	STI Funding	Individual Performance Factor	2014 STI Award Value

Robert Flexon	100%	119%	120%	$1,428,000

Clint Freeland	75%	119%	120%	$556,920

Carolyn Burke	75%	119%	115%	$513,188

Catherine Callaway	75%	119%	115%	$508,056

Henry Jones	75%	119%	115%	$508,056

Robert Flexon:

As Chief Executive Officer, Mr. Flexon led the organization through its continued efforts to grow the business in what we believe are the most attractive markets. Additional accomplishments in 2014 included:

•
Steered the Company through a deliberate and focused review of growth opportunities during 2014. These efforts culminated in the announcement on August 22, 2014 of the EquiPower Acquisition and the Duke Acquisition, which have transformed our business. With the EquiPower Acquisition and the Duke Acquisition, Mr. Flexon has helped grow the company to nearly 26,000 MW of generating capacity with added scale in diverse markets and a balanced portfolio of coal and gas fired assets.

•
The Company under Mr. Flexon's leadership met or exceeded our 2014 financial goals and targets. At the end of 2014, Dynegy shares were among the best performing equities among the Integrated, Hybrid, and Independent Power Producers. The Company has been positioned as an attractive investment with support from a much broader coverage group with a target price nearly double the October 2012 post-emergence stock price.

•
Demonstrated exemplary traits in leading the organization through execution of its strategic business plan and building a management team that is respected across the industry. He steered the organization through meaningful commercial and retail accomplishments in 2014 and his stewardship of the PRIDE program in 2014, exceeded its EBITDA and balance sheet efficiency and improvement targets such that we will achieve our three-year targets by the end of 2015—a full year ahead of schedule. Additionally, Mr. Flexon has developed a leadership team that sets clear direction, maintains high visibility both internally and externally, has operated with a high transparency of communications and is focused on creating a strong culture of safety, collaboration, accountability and agility.

Clint Freeland:

As EVP and Chief Financial Officer, Mr. Freeland leads the finance organization, which had an excellent year in 2014, both in their contributions to both day to day operations and execution of the acquisition transactions, including:

•
Led the preparation, review and analysis of Dynegy's external financial reporting activities, including the Company meeting or exceeding 2014 public guidance ranges for Adjusted EBITDA and Free Cash Flow.
2015 Proxy Statement 45

Compensation Discussion and Analysis

•
Completed $6.2 billion acquisition financing including common stock, mandatory convertible preferred stock and senior unsecured notes.

•
Managed the capital allocation process and balance sheet liquidity to ensure Dynegy's financial health and stability.

Carolyn Burke:

As Chief Integration Officer, Ms. Burke oversees restructuring the business processes for the Company, which will serve to be the backbone of the revitalization of Dynegy. Specific accomplishments in 2014 included:

•
Championed the culture change effort, branded as Inspired Energy, throughout the organization. This initiative to influence the Dynegy culture across the Company will ultimately enhance our long-term performance.

•
Implemented Project Management methodologies to improve the speed and effectiveness of implementing improvements in our business model and processes across the organization, setting standards for project management, focus, cost effectiveness, and change management at Dynegy.

•
Redesigned our Crisis Management protocol and replaced outdated policies and procedures and performed drills that will improve our readiness in the face of a crisis.

•
Developed and led our integration planning and synergy capture for the EquiPower Acquisition and the Duke Acquisition.

Catherine Callaway:

As EVP, General Counsel and Chief Compliance Officer, Ms. Callaway leads the legal organization, which provides impactful support and guidance to their customers throughout Dynegy. The legal team played a key role in 2014, assisting with a number of challenging and complex matters, including:

•
Designed, planned and implemented the IPH governance structure to ensure the proper protocols are in place and being appropriately followed.

•
Prepared valuable counsel to help secure California Public Utilities Commission approval of year 3 for the Moss Landing tolling contract.

•
Provided strong legal counsel in support the Company's acquisition activities, including all phases including due diligence, acquisition structuring and negotiation, financing and pursuing regulatory approvals.

Hank Jones:

As EVP and Chief Commercial Officer, Mr. Jones oversaw significant improvements in the organization in 2014. Specific achievements included:

•
Implemented power transmission projects to improve energy price realization for our Baldwin facility.

•
Sold over 7,000 MW's in forward MISO capacity, which secures a substantial increase in value to Dynegy as compared to past capacity sales.

•
Secured and optimized fuel for generation assets that facilitated achievement of capacity factor goals at key facilities, increased sourcing of Marcellus gas to expand margins, and implemented refined coal at all locations to reduce coal costs.

Long-term Incentive Awards

Our LTI awards focus on the attainment of long-term performance goals and objectives, which are deemed instrumental in creating long-term value for stockholders and long-term retention incentives for our executives. The Compensation Committee, in conjunction with Meridian reviews the LTI targets each year for competitive

46 2015 Proxy Statement

Compensation Discussion and Analysis

alignment. The Compensation Committee also reviews industry trends related to the award mix and determines the appropriate mix of equity instruments considering benchmark data. While some within our select peer group have moved to a less-diverse mix of equity instruments, the Compensation Committee has strived to provide our Named Executive Officers with a balanced mix of LTI during each annual grant. The Compensation Committee increased the use of PSUs in 2014 but still believes that the use of stock options and RSUs provide incentives that are aligned with stockholder interest and provide the necessary retention incentives for our Named Executive Officers.

In February 2014, the Compensation Committee approved the following mix and grant of LTI awards (based on award values): 40% RSUs, 25% stock options, and 35% PSUs. The awards for Mr. Freeland, Ms. Burke, Ms. Callaway and Mr. Jones were recommended by Mr. Flexon and reviewed and approved by the Compensation Committee. All awards were within the targeted range of 100-200% of base salary. The award levels reflect the contributions each have made and Mr. Flexon's and the Compensation Committee's desire to both retain each Named Executive Officer and ensure continued alignment with long-term stockholders' interests. Mr. Flexon's award, which was recommended by the Compensation Committee and approved by the full Board, was within his targeted range of 200-400% of his salary. In determining the award level, the Committee took into account Mr. Flexon's efforts and contributions in leading the Company, successful execution on critical objectives and the importance of retaining him as the Company pursues strategic opportunities to further grow the business.

The table below illustrates the 2014 LTI award grant value for each of the Named Executive Officers.

Named Executive Officer	Value of 2014 Long-term Incentive Award	Stock Option Value	Restricted Stock Unit Value	Performance Share Unit Target Value

Robert Flexon	$3,300,000	$825,000	$1,320,000	$1,155,000

Clint Freeland	$825,000	$206,250	$330,000	$288,750

Carolyn Burke	$800,000	$200,000	$320,000	$280,000

Catherine Callaway	$800,000	$200,000	$320,000	$280,000

Henry Jones	$800,000	$200,000	$320,000	$280,000

Performance Share Units.    PSUs are earned over a three-year performance period starting on January 1, 2014 based on TSR over that period relative to the performance of a selected group of energy industry peer-companies. The Compensation Committee selected TSR as the performance measurement since it directly aligns with the long-term interests of our stockholders. In addition, the Compensation Committee selected the peer companies because they are similar to the Company in terms of operations and business focus. Therefore, the peer companies provide an appropriate reference point against which to compare the Company's TSR. The number of PSUs granted to each Named Executive Officers was based on the PSU Target Value shown above divided by the closing stock price of our common stock on the day of grant. Each PSU corresponds in value to a single share of our common stock.

2014 TSR Peer Companies

AES Corporation	Edison International	NRG Energy Inc.
Ameren Corporation	Entergy Corporation	PPL Corporation
Calpine Corporation	Exelon	Public Service Enterprise Group Inc.
Dominion Resources	First Energy Corporation	Sempra Energy
DTE Energy Company	Nextera Energy Inc.

Set forth below are the key provisions of PSUs granted to our Named Executive Officers in 2014:

•
Payout opportunity of 0-200% of target, intended to be settled in shares;
2015 Proxy Statement 47

Compensation Discussion and Analysis

•
DYN 3-year Cumulative TSR percentile ranking calculated at the end of the performance period and applied to a pre-established payout scale to determine the number of earned/vested PSUs;

•
TSR calculated using and average stock price at the beginning and end of the performance period.

•
The 20-day average price calculation will be a period that is +/-10 days around the measurement dates.

•
If absolute TSR is negative, the PSU award will be capped at 100% of the target number of PSUs granted, regardless of relative TSR positioning.

Percentile Rank Relative TSR	Payout % of Target (# of Shares)

90th percentile or better	200%

75th percentile	175%

50th percentile	100%

25th percentile	50%

<25th percentile	0%

Restricted Stock Units.    The number of RSUs granted to each Named Executive Officers was based on the RSU Value shown above divided by the closing stock price of our common stock on the day of grant. Each RSU corresponds in value to a single share of our common stock. RSU awards will vest in three equal annual installments starting on the first anniversary of the award's grant date. On each vesting date, the number of RSUs that vest will be settled and paid in a corresponding number of shares of our common stock.

Stock Options.    In 2014, we granted stock options to each Named Executive Officer that allows for the purchase of a fixed number of shares of our common stock at a fixed price (i.e., exercise price) over a ten-year period. The exercise price is set at the closing price of a share of our common stock on the date of grant. The stock options vest in three equal annual installments starting on the first anniversary of the award's grant date. The number of stock options granted to each Named Executive Officers was based on the Stock Option Value shown above divided by the Black Scholes value of a single option determined on the day of grant.

2012 Long-Term Incentive Program-Cash.    During 2014, final installment payments were paid to our executives for compensation earned as a result of the successful bankruptcy emergence on October 1, 2012. Shortly after the start of their employment in 2011 and continuing over the course of 2012, our executives worked to restore the Company's financial health by restructuring the organization's balance sheet. Additionally, executives were tasked with improving operating margins, while reducing fixed costs, and successfully operating and commercializing our assets. In connection with our financial restructuring, on January 5, 2012, the former compensation and human resources committee established the 2012 Long Term Incentive Program—Cash, or the Cash Incentive Program, for our executives and certain other members of management. The Cash Incentive Program was intended to:

•
provide an incentive to remain employed by us during the ongoing restructuring program;

•
provide an incentive to assist us in successfully emerging from bankruptcy pursuant to the Plan of Reorganization; and

•
promote our long-term growth.

Awards earned under the Cash Incentive Program were paid out in three installments, the first upon the Effective Date, the remaining on the second and third anniversaries of the Effective Date. The final installment payments were made on October 1, 2014. Additional information regarding these payments can be found on the Summary Compensation Table.

48 2015 Proxy Statement

Compensation Discussion and Analysis

Retirement Benefit Plans

Our Named Executive Officers, similar to all employees, participate in our two qualified retirement plans: the Dynegy Inc. 401(k) Plan and the Dynegy Inc. Retirement Plan. The Dynegy 401(k) Plan provides for a dollar-for-dollar match for each dollar contributed (on a pre-tax basis) up to 5% of salary (with such elective contributions capped at $17,500 for 2014). Our matching contributions to the Dynegy 401(k) Plan vest at a rate of 50% per year of service.

The Dynegy Inc. Retirement Plan provides a monthly benefit at retirement. The amount of the retirement benefit is based, in part, on amounts contributed by the Company to each participant's retirement account. The contribution rate is equal to 6% of a participant's salary (with such salary capped at $225,000 for plan purposes for 2014).

Our Named Executive Officers, who are all fully vested in the 401(k) and Retirement Plans, do not participate in any supplemental executive retirement plans.

Executive Perquisites

On an annual basis, the Compensation Committee reviews executive perquisites. For 2014, each Named Executive Officer is eligible to receive an annual reimbursement for reasonable costs incurred for individual tax and financial planning advice up to $10,000. The total value of perquisites for each of our Named Executive Officers represents less than 1% of their total compensation in 2014.

Employment Agreements

In 2011, the company entered into employment agreements with Mr. Flexon, Mr. Freeland, Ms. Burke, and Ms. Callaway. This was important in order for the company to attract talented and qualified executives. In 2013, Mr. Jones entered into a similar agreement upon his employment. These employment agreements were originally set to expire on December 31, 2014 but the Committee elected to allow them to extend, per the terms of the individual agreements, for an additional term through December 31, 2015.

Severance and Change in Control

We have entered into arrangements and maintain plans under which specified payments and benefits would be provided to the Named Executive Officers in connection with a change in control. The Dynegy Inc. Executive Change in Control Severance Pay Plan, as amended, or Change in Control Plan, provides for certain severance benefits payable in the event of an involuntary termination in connection with a change in control (i.e., "double trigger"). Also, certain LTI award agreements provide for accelerated vesting of outstanding equity-based awards in the event of a change in control. We believe these arrangements are important competitive benefits that assist in the attraction and retention of critical talent. Please read "Executive Compensation—Potential Payments Upon Termination or Change in Control" for further details on our change in control plans.

We also maintain the Dynegy Inc. Executive Severance Pay Plan, as amended, or Executive Severance Pay Plan, that provides for payment of certain severance benefits in the event of a termination not in connection with a change in control. We believe the Executive Severance Pay Plan is an important competitive benefit that assists in the attraction and retention of critical talent. For details regarding the Executive Severance Pay Plan, please read "Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance-Eligible Terminations."

GOVERNANCE OF OUR EXECUTIVE COMPENSATION PRACTICES

Role of Compensation Committee

The Compensation Committee has overall responsibility for reviewing and approving the principal terms of any employment, change of control, severance, or other like agreement between the Company and its executive

2015 Proxy Statement 49

Compensation Discussion and Analysis

officers. The Compensation Committee established the overall compensation strategy and reviews such strategy at least annually for alignment with our business strategy and with similar programs offered by our competitors to ensure compensation arrangements are designed to provide incentives that are consistent with our stakeholders of the Company but do not encourage senior executives to take excessive risks that threaten the value of the Company.

Role of Compensation Consultant

As set forth in its charter, the Compensation Committee has the authority to retain or obtain the advice of a compensation consultant, and shall be directly responsible for the appointment, compensation and oversight of the work of the consultant. The Committee utilized the services of Meridian in 2014 to provide information, analyses, and advice regarding executive compensation matters

Stock Ownership Guidelines

We have established Stock Ownership Guidelines for officers to provide further alignment of interests among our executive officers and our stockholders. These guidelines are mandatory for all members of the executive management team and other officers. Executives are required to achieve ownership levels within five years of hire or appointment. For those executives in place at bankruptcy emergence on October 1, 2012, the five year ramp up period was reset to the emergence date. Individuals holding the following titles are included in this group: Chief Executive Officer and President, Executive Vice President, Senior Vice President and Vice President. As of December 31, 2014 each of the Named Executive Officers has met their required stockownership guidelines.

The shares counted for purposes of the stock ownership guidelines include shares owned outright, unvested restricted shares, vested stock options (in-the-money), and other share-based equivalents that may be used by Dynegy from time to time. The guidelines are expressed as a multiple of base salary and vary by level. Targets for the Named Executive Officers are as follows:

Chief Executive Officer	5 × annual base salary

Executive Vice President	3 × annual base salary

Risk Analysis

The Compensation Committee annually conducts an incentive risk assessment to ensure the structure and design of our Compensation programs are not reasonably likely to result in excessive risk taking that could have a material adverse impact on the company.

Say on Pay

At our annual meeting of stockholders held in May 2014, we received a favorable result on our Say on Pay proposal, with 95.4% of our stockholders represented in person (through internet access) or by proxy voting to approve the compensation of our Named Executive Officers. In advance of the annual meeting, members of the management team also proactively reached out to a number of our largest institutional stockholders to provide review highlights our executive compensation program. These discussions proved informative and helped to ensure that our philosophy, programs and actions were consistent with our efforts to be aligned with long-term stockholder interests. The Compensation Committee believes that our stockholder outreach efforts and the Say on Pay result provide a strong indication that a significant majority of our stockholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of the Named Executive Officers with the interests of our stockholders. The Compensation Committee will continue to consider the outcomes of our Say on Pay votes when making future compensation decisions.

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Compensation Discussion and Analysis

Potential Impact of Restatements and Ability to Claw Back Compensation Awards

The Compensation Committee has a mechanism to address any restatements, if they occur, that may impact our key financial metrics and our financial performance. The Compensation Committee will take action, as it determines to be appropriate, with respect to bonuses or other incentive or equity compensation awards to the extent such specified performance targets were not achieved in light of a restatement, which could include seeking to recover amounts paid. We believe this mechanism allows for remedial action to be taken if executive compensation is awarded for achievement of financial performance that is later determined not to have been achieved and further aligns our Named Executive Officers' interests with those of our stockholders.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for individual compensation paid to the Chief Executive Officer and the other four highest compensated executive officers to the extent the compensation exceeds $1 million in any year. Performance-based compensation paid pursuant to a stockholder-approved incentive plan is not subject to the Section 162(m) limitations if certain requirements are met. As part of its role, the Compensation Committee reviews and considers the financial reporting and income tax deductibility of the compensation of our executive officers. Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy and objectives. However, the Compensation Committee retains the discretion to provide compensation to our executive officers that may not be fully deductible.

2015 Proxy Statement 51

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

Our executive compensation program is administered and reviewed by the Compensation Committee, which consists of Messrs. Barbas (Chairman), Kuersteiner and Stein, all of whom are independent directors as such term is defined in the NYSE and SEC Rules. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the members of the Compensation Committee of the Board as of March 2, 2015:

Paul M. Barbas, Chairman
Richard L. Kuersteiner
Jeffrey S. Stein

COMPENSATION AND HUMAN RESOURCES COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Barbas, Kuersteiner and Stein currently serve on the Compensation Committee. None of these members is a current or former officer or employee of Dynegy or any of its subsidiaries, is involved in any relationship requiring disclosure as an interlocking executive officer or director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2012, 2013 AND 2014

The following table sets forth certain information regarding the compensation earned by or awarded to our Named Executive Officers for 2012, 2013 and 2014 (with information only for the years during which each individual was named a Named Executive Officer):

Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Option/SAR Awards(4)	Non-Equity Incentive Plan Comp.(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Comp.(7)	Total

Robert Flexon	2012	$875,000	$670,833	$1,968,750	$1,968,750	$525,000	$16,693	$136,706	$6,161,732
President &	2013	$896,154	$670,833	$2,489,322	$750,000	$1,100,000	$17,844	$38,429	$5,962,582
Chief Executive Officer	2014	$984,615	$670,833	$2,761,881	$825,000	$1,428,000	$18,520	$38,708	$6,727,557

Clint Freeland	2012	$450,000	$210,000	$506,250	$506,250	$225,000	$16,509	$152,959	$2,066,968
Executive Vice President &	2013	$492,308	$210,000	$829,799	$250,000	$410,000	$16,085	$30,122	$2,238,314
Chief Financial Officer	2014	$516,923	$210,000	$690,487	$206,250	$556,920	$17,271	$30,570	$2,228,421

Carolyn Burke	2012	$450,000	$177,000	$506,250	$506,250	$200,000	$15,318	$223,034	$2,077,852
Executive Vice President &	2013	$471,154	$177,000	$622,330	$187,500	$435,000	$15,966	$31,863	$1,940,813
Chief Integration Officer	2014	$496,154	$177,000	$669,573	$200,000	$513,188	$17,104	$32,696	$2,105,715

Catherine Callaway	2012	$450,000	$210,000	$506,250	$506,250	$225,000	$15,246	$29,962	$1,942,708
Executive Vice President,	2013	$471,154	$210,000	$663,862	$200,000	$410,000	$15,909	$33,575	$2,004,500
General Counsel & Chief Compliance Officer	2014	$491,923	$210,000	$669,573	$200,000	$508,056	$17,025	$34,416	$2,130,993

Henry Jones	2012	$—	$—	$—	$—	$—	$—	$—	$—
Executive Vice President &	2013	$347,115	$500,000	$1,794,824	$550,000	$300,000	$15,300	$32,896	$3,540,135
Chief Commercial Officer	2014	$491,923	$—	$669,573	$200,000	$508,056	$16,175	$35,280	$1,921,007

(1)
Mr. Jones was not included as a Named Executive Officer for 2012.

(2)
Amounts include salary earned for a full 12 months. Actual salary earned in any calendar year may vary from the annual base salary due to timing of pay cycles and time of service.

(3)
Amounts shown for 2012, 2013 and 2014 under Bonus, except for Mr. Jones, include amounts paid in 2012, 2013 and 2014 under the Cash Incentive Program. The Named Executive Officers received one-third of the total amount upon the Effective Date (October 2012) and the first and second anniversary dates. For Mr. Jones, the amount for 2013 includes a cash sign-on bonus received upon commencement of employment.

(4)
The amounts shown under "Stock Awards" for 2012, 2013 and 2014 reflect the aggregate grant date fair value for RSUs and, in 2013 and 2014, PSUs (using the Monte Carlo valuation model) calculated in accordance with FASB ASC Topic 718. The amounts shown under "Option/SAR Awards" for 2012, 2013 and 2014 reflect the aggregate grand date fair value for options (using the Black Scholes valuation model) calculated in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Notes 16 and 17 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

For 2012, RSUs and stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on October 29, 2013. For 2013, RSUs and stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on March 18, 2014. For 2014, RSUs and stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on March 3, 2015. The PSUs for 2013 and 2014 require performance goals to be attained over a three-year period following the granting of the opportunity for any actual award to be earned. For the grant date fair value of the PSUs, the value reported in the table is based on the probable outcome of the performance conditions as of the grant date using the Monte Carlo valuation model. Based on the share price at grant and assuming the maximum market and financial performance conditions are achieved, the maximum value of the PSUs granted in fiscal year 2013, payable following completion of the 2013-2015 performance period, are: Mr. Flexon $1,500,022, Mr. Freeland $500,023, Ms. Burke $375,005, Ms. Callaway $400,046 and Mr. Jones $1,100,017. For fiscal year 2014, payable following completion of the 2014-2016 performance period are: Mr. Flexon $2,310,001, Mr. Freeland $577,500, Ms. Burke $560,054, Ms. Callaway $560,044 and Mr. Jones $560,044.

Please read Compensation Discussion and Analysis—2014 Compensation—Long-term Incentive for a breakdown of the 2014 LTI award values for RSUs, stock options and PSUs for each Named Executive Officer.

(5)
The amounts shown under "Non-Equity Incentive Plan Compensation" for 2012, 2013 and 2014 reflect cash bonuses awarded under the STI Plan. The 2012 incentive payments were earned in 2012 and paid in March 2013, the 2013 incentive payments were earned in 2013 and paid in March 2014 and the 2014 incentive payments were earned in 2014 and paid in March 2015.
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Executive Compensation

(6)
The amounts shown for the Named Executive Officers reflect changes in pension value under the Retirement Plan and the Dynegy Inc. Restoration Pension Plan, as amended, or the Restoration Pension Plan.

(7)
The amounts shown as "All Other Compensation" for 2012, 2013 and 2014 are identified in the following table:

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	401(k) Plan Contributions	Restoration 401(k) Savings Plan Contributions	Portable Retirement Plan Contributions	Restoration Pension Plan Contributions	Life Insurance Premiums	Total

Robert Flexon	2012	$80,812	$25,760	$12,500	$—	$15,000	$—	$2,634	$136,706
	2013	$—	$—	$12,500	$—	$15,300	$—	$10,629	$38,429
	2014	$—	$—	$13,000	$—	$15,600	$—	$10,108	$38,708

Clint Freeland	2012	$89,549	$35,564	$10,385	$—	$15,000	$—	$2,462	$152,960
	2013	$—	$—	$9,231	$—	$15,300	$—	$5,591	$30,122
	2014	$—	$—	$8,846	$—	$15,600	$—	$6,124	$30,570

Carolyn Burke	2012	$144,433	$48,639	$12,500	$—	$15,000	$—	$2,462	$223,034
	2013	$—	$—	$11,038	$—	$15,300	$—	$5,525	$31,863
	2014	$—	$—	$11,269	$—	$15,600	$—	$5,827	$32,696

Catherine Callaway	2012	$—	$—	$12,500	$—	$15,000	$—	$2,462	$29,962
	2013	$—	$—	$12,750	$—	$15,300	$—	$5,525	$33,575
	2014	$—	$—	$13,000	$—	$15,600	$—	$5,816	$34,416

Henry Jones	2012	$—	$—	$—	$—	$—	$—	$—	$—
	2013	$—	$—	$12,750	$—	$15,300	$—	$4,846	$32,896
	2014	$—	$—	$13,000	$—	$15,600	$—	$6,680	$35,280

(1)
Amounts shown for 2012 include relocation expenses for Messrs. Flexon, Freeland and Ms. Burke in the amount of $70,812, $89,549 and $134,433, respectively. In addition, Mr. Flexon and Ms. Burke received reimbursement for tax services per their respective employment agreements in the amount of $10,000 each. The remaining Named Executive Officers did not receive perquisites in 2012 that exceeded the $10,000 threshold for reporting purposes. For 2013 and 2014, the Named Executive Officers did not receive perquisites that exceeded the $10,000 threshold for reporting purposes.

(2)
Amounts shown for 2012 under "Tax Reimbursements" represent tax gross-ups for the Named Executive Officers for their Perquisites and Other Personal Benefits.

GRANTS OF PLAN-BASED AWARDS IN 2014

The following table sets forth certain information with respect to each grant of an award made to the Named Executive Officers in 2014 under the 2012 Long Term Incentive Plan:

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of	All Other Option/SAR Awards Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and

Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units(3)	Options/ SARs(4)	SAR Awards	Option/SAR Awards(5)

Robert Flexon	3/3/14	$—	1,000,000	$—	25,076	50,152	100,304	57,317	139,594	$23.03	$3,586,881

Clint Freeland	3/3/14	$—	390,000	$—	6,269	12,538	25,076	14,330	34,899	$23.03	$896,740

Carolyn Burke	3/3/14	$—	375,000	$—	6,080	12,159	24,318	13,895	33,841	$23.03	$869,573

Catherine Callaway	3/3/14	$—	371,250	$—	6,080	12,159	24,318	13,895	33,841	$23.03	$869,573

Henry Jones	3/3/14	$—	371,250	$—	6,080	12,159	24,318	13,895	33,841	$23.03	$869,573

(1)
The amounts shown represent the awards that could be earned by the Named Executive Officers under the STI Plan for 2014. Based upon Mr. Flexon's employment agreement, target is set at 100% of base salary and target is set at 75% of base salary for Messrs. Freeland and Jones and Mses. Burke and Callaway based upon their respective employment agreements. The actual payouts to eligible executives under the STI Plan were determined in March 2015 and are shown in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation."

(2)
In March 2014, PSUs were granted under the 2012 Long Term Incentive Plan. The PSUs require performance goals to be attained over a three-year period following the granting of the opportunity for any actual award to be earned. For the grant date fair value of the PSUs, the value reported in the table is based on the probable outcome of the performance conditions as of the grant date, March 3, 2014, using the Monte Carlo valuation model.
54 2015 Proxy Statement

Executive Compensation

(3)
The amounts shown under "All Other Stock Awards" for the Named Executive Officers reflect awards in the form of RSUs granted under the 2012 Long Term Incentive Plan. Each RSU represents a contingent right to receive one share of common stock. The RSUs have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on March 3, 2015.

(4)
The amounts shown under "All Other Option/SAR Awards" reflect the number of shares of common stock underlying stock option awards granted to the Named Executive Officers under the 2012 Long Term Incentive Plan. The stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year beginning on March 3, 2015.

(5)
The amounts shown under "Grant Date Fair Value of Stock and Option Awards" reflect the grant date fair value for the RSUs, PSUs (using the Monte Carlo valuation model) and stock options (using the Black Scholes valuation model) computed in accordance with FASB ASC Topic 718. Please read the discussion of the assumptions used in such valuation in Notes 16 and 17 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

Upon our emergence from bankruptcy and pursuant to the Plan of Reorganization, all outstanding equity awards of the Company as of the Effective Date were cancelled. The following table sets forth certain information regarding unexercised option awards and unvested stock awards granted to each Named Executive Officer following emergence from bankruptcy that were outstanding as of December 31, 2014. The table does not include information regarding equity based awards related to 2014 performance that were or may be granted to the Named Executive Officers in 2015. The vesting schedules for each type of award are described in the footnotes to the table, and the vesting date for each award can be determined by referring to the grant date for each award in the table.

	Option/SAR Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options/SARs Exercisable(1)	Number of Securities Underlying Unexercised Options/SARs Unexercisable(1)	Option/ SAR Exercise Price	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)

Robert Flexon	10/29/12	182,040	91,019	$18.70	10/29/2022	35,093	$1,065,073	—	$—
	3/18/13	33,784	67,568	$23.10	3/18/2023	43,290	$1,313,852	32,468	$985,404
	3/3/14	—	139,594	$23.03	3/3/2024	57,317	$1,739,571	50,152	$1,522,113

Clint Freeland	10/29/12	46,810	23,405	$18.70	10/29/2022	9,024	$273,878	—	$—
	3/18/13	11,262	22,522	$23.10	3/18/2023	14,430	$437,951	10,823	$328,478
	3/3/14	—	34,899	$23.03	3/3/2024	14,330	$434,916	12,538	$380,528

Carolyn Burke	10/29/12	46,810	23,405	$18.70	10/29/2022	9,024	$273,878	—	$—
	3/18/13	8,446	16,892	$23.10	3/18/2023	10,822	$328,448	8,117	$246,351
	3/3/14	—	33,841	$23.03	3/3/2024	13,895	$421,713	12,159	$369,026

Catherine Callaway	10/29/12	46,810	23,405	$18.70	10/29/2022	9,024	$273,878	—	$—
	3/18/13	9,010	18,018	$23.10	3/18/2023	11,544	$350,360	8,659	$262,801
	3/3/14	—	33,841	$23.03	3/3/2024	13,895	$421,713	12,159	$369,026

Henry Jones	4/1/13	23,759	47,518	$24.12	4/1/2023	30,404	$922,761	22,803	$692,071
	3/3/14	—	33,841	$23.03	3/3/2024	13,895	$421,713	12,159	$369,026

(1)
Stock options have a three-year ratable vesting schedule, with 1/3 of each award vesting each year.

(2)
RSUs have a three-year ratable vesting schedule, with 1/3 of each award vesting each year.

(3)
The market value of the RSUs and PSUs (at "target" level) is based on the closing market price of our common stock on December 31, 2014 of $30.35.

(4)
The PSUs require performance goals to be attained over a three-year period following the granting of the opportunity for any actual award to be earned. The PSUs are payable, if performance criteria are met, in common stock.
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OPTION EXERCISES AND STOCK VESTED IN 2014

The following table sets forth certain information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2014:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting ($)

Robert Flexon	—	$—	56,740	$1,539,893

Clint Freeland	—	$—	16,240	$436,142

Carolyn Burke	—	$—	14,436	$392,215

Catherine Callaway	—	$—	14,797	$401,005

Henry Jones	—	$—	15,202	$377,314

(1)
Number of shares acquired are pre-tax and do not account for shares withheld to pay taxes.

PENSION BENEFITS

The following table sets forth certain information with respect to the Retirement Plan and Restoration Pension Plan, except as otherwise noted, as they provide for payment at, following, or in connection with retirement for the Named Executive Officers as of December 31, 2014:

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

Robert Flexon	Retirement Plan	3.48	$63,718	—
	Restoration Pension Plan		$12,414	—

Clint Freeland	Retirement Plan	3.49	$61,703	—
	Restoration Pension Plan		$—	—

Carolyn Burke	Retirement Plan	3.34	$57,112	—
	Restoration Pension Plan		$—	—

Catherine Callaway	Retirement Plan	3.27	$54,931	—
	Restoration Pension Plan		$—	—

Henry Jones	Retirement Plan	1.75	$31,475	—
	Restoration Pension Plan		$—	—

(1)
Dynegy's allocations to the Retirement Plan for the PRB component of that plan vest at a rate of 33%, 67% and 100% after completion of each year of service over three years. Our allocations to the Restoration Pension Plan vested at the same rate as under the PRB component of the Retirement Plan. Effective January 1, 2012, participation in the Restoration Pension Plan was frozen, and benefit accruals were suspended.

Our Named Executive Officers are eligible for qualified pension benefits under the Retirement Plan. The pension benefit is based on the PRB portion of the Retirement Plan, which provides a defined benefit that grows each year at a variable rate (30-year Treasury rate). This benefit, which was introduced in 2001, provides an annual contribution of 6% of each eligible employee's, including each Named Executive Officer's, salary, capped at $260,000 for 2014. Our Named Executive Officers were eligible in 2011 to participate in the Restoration Pension Plan, which is an unfunded, nonqualified plan designed to provide an allocation or benefit to certain employees that are highly compensated and whose company pension contributions are limited under certain Internal Revenue Service, or IRS, requirements for qualified plans. Under the Restoration Pension Plan the allocations or benefits were intended to supplement or make up for what affected employees would have received under the Retirement Plan but for the IRS limitations. The participation in the Restoration Pension

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Executive Compensation

Plan was frozen, effective for periods on and after January 1, 2012, and benefit accruals have also been suspended.

The present values of accumulated benefits payable to each of the Named Executive Officers under the Retirement Plan and Restoration Pension Plan were determined using assumptions consistent with those used in Note 17 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain employment agreements and maintain certain plans, as described below, which require us to provide specified payments and benefits to our Named Executive Officers as a result of severance eligible events, a change in control, retirement, death, and disability.

Employment Agreements

Robert Flexon.    The initial term of Mr. Flexon's employment commenced on July 11, 2011 and ended on December 31, 2014. Mr. Flexon's employment agreement includes automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. On December 31, 2014, Mr. Flexon's employment agreement automatically renewed for an additional year. His base salary was initially set at $875,000 annually, subject to review by the Board from time to time for increases. He participates in our STI Plan with a target award of 100% of his base salary.

Furthermore, Mr. Flexon is eligible to receive additional annual award grants pursuant to our LTI programs and he participates in our other employee benefit plans and programs. Mr. Flexon is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent he is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Mr. Flexon is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. If Mr. Flexon is terminated for any reason as described in his employment agreement, we are obligated to pay or provide to Mr. Flexon (or his estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to him pursuant to the agreement, accrued up to and including the date on which Mr. Flexon's employment terminates; (2) any employee benefits to which he is entitled upon termination of his employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to his date of termination; and (4) payment for accrued but unused vacation time as of the date of his termination, in accordance with our policies.

Clint Freeland.    The initial term of Mr. Freeland's employment commenced on July 5, 2011 and ended on December 31, 2014. Mr. Freeland's employment agreement includes automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. On December 31, 2014, Mr. Freeland's employment agreement automatically renewed for an additional year. His base salary was initially set at $450,000 annually, subject to review from time to time for increases. He participates in our STI Plan with a target award of 75% of his base salary.

Furthermore, Mr. Freeland is eligible to receive additional annual award grants pursuant to our LTI programs and he participates in our other employee benefit plans and programs. Mr. Freeland is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent he is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Mr. Freeland is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Mr. Freeland will be entitled to 24 months of base pay as severance pay. If Mr. Freeland is terminated for any reason as described in his employment agreement, we are obligated to pay or provide to Mr. Freeland (or his estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to him pursuant to the agreement, accrued up to and including the date on which

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Mr. Freeland's employment terminates; (2) any employee benefits to which he is entitled upon termination of his employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to his date of termination; and (4) payment for accrued but unused vacation time as of the date of his termination, in accordance with our policies.

Carolyn Burke.    The initial term of Ms. Burke's employment commenced on August 30, 2011 and ended on December 31, 2014. Ms. Burke's employment agreement includes automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. On December 31, 2014, Ms. Burke's employment agreement automatically renewed for an additional year. Her base salary was initially set at $450,000 annually, subject to review from time to time for increases. She participates in our STI Plan with a target award of 75% of her base salary.

Furthermore, Ms. Burke is eligible to receive additional annual award grants pursuant to our LTI programs and she participates in our other employee benefit plans and programs. Ms. Burke is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent she is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Ms. Burke is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Ms. Burke will be entitled to 24 months of base pay as severance pay. If Ms. Burke is terminated for any reason as described in her employment agreement, we are obligated to pay or provide to Ms. Burke (or her estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to her pursuant to the agreement, accrued up to and including the date on which Ms. Burke's employment terminates; (2) any employee benefits to which she is entitled upon termination of her employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to her date of termination; and (4) payment for accrued but unused vacation time as of the date of her termination, in accordance with our policies.

Catherine Callaway.    The initial term of Ms. Callaway's employment commenced on September 26, 2011 and ended on December 31, 2014. Ms. Callaway's employment agreement includes automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to any such renewal date. On December 31, 2014, Ms. Callaway's employment agreement automatically renewed for an additional year. Her base salary was initially set at $450,000 annually, subject to review from time to time for increases. She participates in our STI Plan with a target award of 75% of her base salary.

Furthermore, Ms. Callaway is eligible to receive additional annual award grants pursuant to our LTI programs and she participates in our other employee benefit plans and programs. Ms. Callaway is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent she is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Ms. Callaway is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Ms. Callaway will be entitled to 24 months of base pay as severance pay. If Ms. Callaway is terminated for any reason as described in her employment agreement, we are obligated to pay or provide to Ms. Callaway (or her estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to her pursuant to the agreement, accrued up to and including the date on which Ms. Callaway's employment terminates; (2) any employee benefits to which she is entitled upon termination of her employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to her date of termination; and (4) payment for accrued but unused vacation time as of the date of her termination, in accordance with our policies.

Henry Jones.    The initial term of Mr. Jones employment commenced on April 1, 2013 and ended on December 31, 2014. Mr. Jones' employment agreement includes automatic one-year renewals commencing on December 31, 2014, unless either party gives notice of nonrenewal at least 90 days prior to such renewal date. On December 31, 2014, Mr. Jones' employment agreement automatically renewed for an additional year.

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His base salary was initially set at $475,000 annually, subject to review from time to time for increases, and a sign-on bonus consisting of a one-time lump-sum cash payment of $500,000. He participates in our STI Plan with a target award of 75% of his base salary. He received a LTI award in the amount of $2,200,000 which was converted on his employment commencement date in the following percentages: 50% as RSUs; 25% in the form of non-qualified stock options; and 25% in the form of PSUs.

Furthermore, Mr. Jones is eligible to receive additional annual award grants pursuant to our LTI programs and he participates in our other employee benefit plans and programs. Mr. Jones is entitled to participate in the Executive Severance Pay Plan and the Change in Control Plan; provided that, to the extent he is eligible to receive severance payable under the Executive Severance Pay Plan, the amount payable to Mr. Jones is increased by an amount equal to two times the current target award as in effect immediately prior to the date of the termination. Also, for purposes of the Executive Severance Pay Plan, Mr. Jones will be entitled to 24 months of base pay as severance pay. If Mr. Jones is terminated for any reason as described in his employment agreement, we are obligated to pay or provide to Mr. Jones (or his estate, if applicable) in a lump sum within 30 days following such termination, or at such other time prescribed by any applicable plan: (1) any base salary payable to him pursuant to the agreement, accrued up to and including the date on which Mr. Jones's employment terminates; (2) any employee benefits to which he is entitled upon termination of his employment in accordance with the terms and conditions of the applicable plans; (3) reimbursement for any unreimbursed business expenses incurred prior to his date of termination; and (4) payment for accrued but unused vacation time as of the date of his termination, in accordance with our policies.

Voluntary Resignation and Termination for Cause

Except as otherwise described under "Severance Eligible Terminations" and "Change in Control," our Named Executive Officers are not entitled to payments or benefits in connection with a voluntary resignation or termination for cause, other than payments for amounts due before such termination. Under our company policy applicable to all employees, a Named Executive Officer terminated under such circumstances would be entitled to vacation pay accrued up to the month of termination. A Named Executive Officer would be able to exercise any options vested before the date of termination upon termination for cause and for a 90-day period after the date of termination upon a voluntary resignation, or through the end of the option term, if less. Vested options that were not exercised before the date of termination, in the case of termination for cause, or before the end of the 90-day period, or end of the option term if less, in the case of voluntary resignation, unvested options, RSUs and PSUs would all be forfeited as a result of termination in accordance with the applicable award agreement.

Severance Eligible Terminations

Any outstanding stock options, RSUs, phantom stock units, PSUs and other equity based awards previously granted to our executives will vest based upon the applicable LTI award agreement.

In addition, pursuant to our Executive Severance Pay Plan, our executives are entitled to payment of severance benefits if their employment is terminated due to a reduction in work force, a position elimination or an office closing, or an involuntary termination without cause or upon a "good reason" termination. A good reason termination is defined as a voluntary resignation following a material reduction in base salary. Severance benefits under the Executive Severance Pay Plan, which are payable in a lump sum, include:

•
severance pay equal to one month of base pay for each full, completed year of service with us and a pro-rated amount for each partial year of service, subject to the following requirements:

•
for the Chief Executive Officer, 24 months of base pay;

•
for any Executive Vice President, 12 months of base pay;

•
for any Senior Vice President, minimum nine months and a maximum of 12 months of base pay; and
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  •
  for any Vice President or Managing Director, minimum six months and a maximum of 12 months of base pay;

•
continued participation in our group health care plan that provides medical and dental coverage for a period of time equal to the number of months of base pay such executive receives under the Executive Severance Pay Plan, provided the executive continues to pay premiums at active employee rates, with such coverage ending immediately upon the executive obtaining new employment and eligibility for similar coverage; and

•
outplacement assistance benefits, as determined by the plan administrator, for a period of time equal to the minimum number of months of base pay such executive is entitled to receive under the Executive Severance Pay Plan (but in any event not beyond the end of the second calendar year following the calendar year in which the executive terminated employment), with such benefits paid directly to the outplacement assistance provider and not to the executive in a lump sum.

The foregoing benefits may be subject to the following material conditions or obligations:

•
execution and performance of a confidentiality and nondisparagement agreement; and

•
execution and performance of a release and waiver of liability agreement with respect to his or her employment and termination.

Change in Control

In the event of a change in control or Corporate Change, the RSUs and option awards granted under the 2012 Long Term Incentive Plan require a double trigger, both the occurrence of a Corporate Change and an involuntary termination, to vest. For PSUs, upon a Corporate Change, the Name Executive Officers would be entitled to receive payment as prescribed by the award agreement regardless of whether the Named Executive Officer is terminated.

In addition, each of our executives is entitled to severance benefits if, no earlier than 60 days before and in connection with or within two years after a "change in control," such executive is subject to an "involuntary termination," as defined in the Change in Control Plan. In general, such an executive experiences an "involuntary termination" if such executive:

•
is terminated without cause; or

•
terminates for "good reason," generally meaning he or she suffers a material reduction in authority or duties, a material reduction in total compensation or relocation to a location 50 miles or more from the previous principal employment location.

Severance benefits under the Change in Control Plan include:

•
a lump sum cash payment equal to:

•
for the Chief Executive Officer or Chief Operating Officer, 2.99 times such executive's "compensation," which is defined in the Change in Control Plan as the sum of any covered executive's (1) annual base salary based on the greatest rate in effect (a) immediately prior to the "change in control," (b) sixty days prior to the date of such executive's involuntary termination or (c) as of the date of such executive's involuntary termination and (2) target cash bonus under our STI Plan, for (a) the fiscal year in which the "change in control" occurs, (b) any fiscal year beginning after the fiscal year in which the "change in control" occurs and before the fiscal year in which such executive's involuntary termination occurs or (c) the fiscal year in which such executive's involuntary termination occurs, whichever is greatest;

•
for any Executive Vice President (other than the Chief Operating Officer), 2.50 times such executive's compensation;

•
for any Senior Vice President, 2.00 times such executive's compensation;

•
for any Vice President, 1.50 times such executive's compensation; or
60 2015 Proxy Statement

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  •
  for any Managing Director, 1.00 times such executive's compensation;

•
a lump sum cash payment equal to the aggregate target annual incentive compensation under any applicable STI Plan for the fiscal year during which such involuntary termination of employment occurs (determined as if all applicable goals and targets had been satisfied in full), pro-rated to the date of such executive's termination, plus the aggregate target annual incentive compensation under any applicable STI Plan earned but not yet paid (if any) for the fiscal year prior to the fiscal year during which the involuntary termination occurs;

•
all medical, dental, vision and life insurance benefits maintained for such executive as of the termination date, contingent upon continued payment of premiums by such executive at a cost that is no greater than the lesser of the cost of such coverage paid by such executive immediately prior to the date of the (a) executive's involuntary termination or (b) the "change in control" for a period equal to (1) 36 months from termination for the Chief Executive Officer, (2) 30 months from termination for any Executive Vice President, (3) 24 months from termination for any Senior Vice President, (4) 18 months from termination for any Vice President, and (5) 12 months from termination for any Managing Director;

•
benefits resulting from a change of control would be cut back if doing so would result in greater after-tax proceeds to an executive absent such cut back "Best Net provision". Otherwise, the executive would receive payment of all change of control related benefits and would be responsible for paying any excise tax incurred under Internal Revenue Code section 280(G); and

•
outplacement assistance benefits at least equivalent to those that would have been provided to the Named Executive Officer before the "change in control" (but in any event not beyond the end of the second calendar year following the calendar year in which the executive terminated employment), with such benefits paid directly to the outplacement assistance provider and not to the executive in a lump sum.

The foregoing benefits may be subject to the following material conditions or obligations:

•
execution and performance of a confidentiality and nondisparagement agreement;

•
execution and performance of a non-solicitation agreement for a period of 24 months; and

•
execution and performance of a release and waiver of liability agreement with respect to his or her employment and termination.

Retirement

As of December 31, 2014, none of our Named Executive Officers have reached eligibility age for payments upon retirement.

Disability or Death

All of our employees may elect to participate in our disability policy, and any participating employee would be entitled to long-term disability benefits under such disability policy if he or she paid any required premiums. All of our Named Executive Officers have elected to participate in our disability policy. Under such policy, all employees at the level of Vice President or above are entitled to 12 months of the monthly base salary that is in effect on the date that the employee is determined to be disabled. Additionally, employees at the level of Vice President or above are also provided with additional basic life insurance coverage as supplemental life insurance equal to 12 months of monthly base salary.

Further, in the event of death, the medical, dental and vision benefits that we maintained for the deceased employee at the level of Vice President or above and his or her family would be maintained for 12 months after the date of death, provided that such employee's covered dependents continue to pay the required premiums. Such employee's Dynegy 401(k) Plan distributions and Retirement Plan benefits would generally be paid to his or her beneficiary. Health benefits in the event of disability vary depending on the type of disability.

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In addition, each Named Executive Officer's equity based awards would vest upon death or disability in accordance with the applicable LTI award agreement.

Potential Payments and Benefits

The following tables describe the estimated potential payments we would have been required to make to our Named Executive Officers under the severance and change in control plans, as applicable, upon termination of their employment under various circumstances. The following assumptions and general principles apply with respect to these tables:

•
The amounts shown assume the applicable termination event took place on December 31, 2014, the last business day of the year; accordingly, values associated with LTI awards made in March 2015 are not included;

•
The price per share used to calculate the value of the equity based payments is the closing price of our common stock on December 31, 2014 of $30.35;

•
The amounts shown as "Base salary" under the "Change in Control" column are the lump sum cash payments described as annual compensation under "—Change in Control";

•
The amounts shown for "Medical, dental and vision benefits" under the "Severance eligible terminations" column assume that the applicable Named Executive Officer continued to participate in our group health care for the maximum period of time permitted for such Named Executive Officer under the Executive Severance Pay Plan; and

•
The amounts shown for "Accidental death & dismemberment insurance proceeds" under the "Disability" column represent the maximum payment available under the applicable accidental death and disability policy. The actual value could be lower depending on the type of disability. Under the "Death" column is the maximum payment if death occurred from an accident covered under the applicable accidental death and disability policy.

	Voluntary Resignation / For Cause Termination(1)	Severance- Eligible Termination(2)	Change in Control(2)	Disability	Death

Robert Flexon
Base salary	$—	$2,000,000	$5,980,000	$1,000,000	$—

Short-term incentive bonus	—	2,000,000	1,000,000	—	—

Vested/accelerated stock options	2,365,700	4,937,767	4,937,767	4,937,767	4,937,767

Accelerated restricted stock units	—	4,118,495	4,118,495	4,118,495	4,118,495

Accelerated performance units(3)	—	1,006,671	2,507,517	2,507,517	2,507,517

Incremental non-qualified pension	12,414	12,414	12,414	12,414	12,414

Medical, dental and vision benefits	—	30,910	46,364	—	30,910

Life insurance proceeds	—	—	—	—	2,000,000

Accidental death & dismemberment insurance proceeds	—	—	—	2,000,000	2,000,000

Out-placement services	—	20,000	20,000	—	—

Total	$2,378,114	$14,126,257	$18,622,558	$14,576,193	$15,607,103

62 2015 Proxy Statement

Executive Compensation

	Voluntary Resignation / For Cause Termination(1)	Severance- Eligible Termination(2)	Change in Control(2)	Disability	Death

Clint Freeland
Base salary	$—	$1,040,000	$2,275,000	$520,000	$—

Short-term incentive bonus	—	780,000	390,000	—	—

Vested/accelerated stock options	626,986	1,318,399	1,318,399	1,318,399	1,318,399

Accelerated restricted stock units	—	1,146,744	1,146,744	1,146,744	1,146,744

Accelerated performance units(3)	—	300,564	709,006	709,006	709,006

Incremental non-qualified pension	—	—	—	—	—

Medical, dental and vision benefits	—	15,455	38,637	—	15,455

Life insurance proceeds	—	—	—	—	1,040,000

Accidental death & dismemberment insurance proceeds	—	—	—	1,040,000	1,040,000

Out-placement services	—	20,000	20,000	—	—

Total	$626,986	$4,621,162	$5,897,786	$4,734,149	$5,269,604

Carolyn Burke
Base salary	$—	$1,000,000	$2,187,500	$500,000	$—

Short-term incentive bonus	—	750,000	375,000	—	—

Vested/accelerated stock options	606,570	1,249,421	1,249,421	1,249,421	1,249,421

Accelerated restricted stock units	—	1,024,039	1,024,039	1,024,039	1,024,039

Accelerated performance units(3)	—	247,469	615,377	615,377	615,377

Incremental non-qualified pension	—	—	—	—	—

Medical, dental and vision benefits	—	5,219	13,048	—	5,219

Life insurance proceeds	—	—	—	—	1,000,000

Accidental death & dismemberment insurance proceeds	—	—	—	1,000,000	1,000,000

Out-placement services	—	20,000	20,000	—	—

Total	$606,570	$4,296,148	$5,484,385	$4,388,837	$4,894,056

Catherine Callaway
Base salary	$—	$990,000	$2,165,625	$495,000	$—

Short-term incentive bonus	—	742,500	371,250	—	—

Vested/accelerated stock options	610,659	1,261,674	1,261,674	1,261,674	1,261,674

Accelerated restricted stock units	—	1,045,952	1,045,952	1,045,952	1,045,952

Accelerated performance units(3)	—	258,287	631,826	631,826	631,826

Incremental non-qualified pension	—	—	—	—	—

Medical, dental and vision benefits	—	4,997	12,493	—	4,997

Life insurance proceeds	—	—	—	—	990,000

Accidental death & dismemberment insurance proceeds	—	—	—	990,000	990,000

Out-placement services	—	20,000	20,000	—	—

Total	$610,659	$4,323,410	$5,508,820	$4,424,452	$4,924,449

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Executive Compensation

	Voluntary Resignation / For Cause Termination(1)	Severance- Eligible Termination(2)	Change in Control(2)	Disability	Death

Henry Jones
Base salary	$—	$990,000	$2,165,625	$495,000	$—

Short-term incentive bonus	—	742,500	371,250	—	—

Vested/accelerated stock options	148,019	691,772	691,772	691,772	691,772

Accelerated restricted stock units	—	1,344,475	1,344,475	1,344,475	1,344,475

Accelerated performance units(3)	—	505,532	1,061,097	1,061,097	1,061,097

Incremental non-qualified pension	—	—	—	—	—

Medical, dental and vision benefits	—	30,910	46,364	—	30,910

Life insurance proceeds	—	—	—	—	990,000

Accidental death & dismemberment insurance proceeds	—	—	—	990,000	990,000

Out-placement services	—	20,000	20,000	—	—

Total	$148,019	$4,325,189	$5,700,583	$4,582,344	$5,108,254

(1)
The Named Executive Officers would be able to exercise any options vested before the day of termination for cause or for a 90-day period after the date of termination upon a voluntary resignation, or through the end of the option term, if less.

(2)
The Named Executive Officers are eligible to participate in the Executive Severance Pay Plan and the Change in Control Plan. Under the Executive Severance Pay Plan and/or per the terms of the respective Employment Agreements, in the event of an Involuntary Termination occurs each is eligible to receive two times his or her base salary and two times his or her target annual bonus under the applicable STI Plan. The Executive Severance Pay Plan also provides for medical, dental, and vision benefits at the active employee rates for 24 months. Under the Change in Control Plan, in the event of an Involuntary Termination, Mr. Flexon is eligible to receive a severance payment equal to 2.99 times his annual base salary plus annual target bonus under the STI Plan and 36 months of medical, dental, and vision benefits coverage at the active employee rates. Messrs. Freeland and Jones and Mses. Burke and Callaway are eligible to receive a severance payment equal to 2.50 times their annual base salary plus annual target bonus under the STI Plan and 30 months of medical, dental, and vision benefits coverage at the active employee rates. In the event of a change in control and subsequent Involuntary Termination, the Named Executive Officers will also have accelerated vesting treatment on the Incremental non-qualified pension. Outplacement services are made available under both plans for all eligible employees.

(3)
Under the PSU award agreement, the Name Executive Officers would be entitled to a pro-rata vesting of the PSUs at the "target" level of the award for an involuntary termination without cause. Upon a Corporate Change, each Name Executive Officer would be entitled to receive payment as prescribed by the award agreement regardless of whether he or she is terminated. For purposes of this table, the value for a corporate change was calculated using the "target" level.
64 2015 Proxy Statement

PROPOSAL 2—APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

A proposal will be presented at the meeting asking stockholders to approve on an advisory basis the compensation of Dynegy's Named Executive Officers as described in this proxy statement. Please see our "Compensation Discussion and Analysis" section beginning on page 36 for a discussion of our compensation program for our Named Executive Officers.

Consistent with the stated philosophy and objectives of our executive compensation programs as described in our Compensation Discussion and Analysis, the structure of our compensation program reflects the following key objectives:

•
Pay for Performance—Our total compensation for each individual provides reasonable upside potential for exceptional performance; as well as risk of no payment, with respect to incentive compensation, when performance objectives are not achieved. Our variable pay programs are designed as forward-looking incentives that reflect individual and corporate performance during the year under review.

•
Alignment with Stockholder Value—Our LTI awards encourage share price improvement and a strong link to stockholder interests. Our compensation programs are designed and administered to maximize stockholder value.

•
Market Competiveness—Our overall compensation strategy recognizes that attraction and retention of key talent is critical to the attainment of our stated business goals and objectives and to the creation of value for our stockholders.

Key Features of our Executive Compensation Program

We Do...	We Do Not...

✓

Pay for Performance via a compensation structure that includes a competitive base salary and performance based STI and LTI awards that are aligned with stockholder interests

✓

Provide LTI that include Performance Share Units based on Total Stockholder Return ("TSR") and cap these awards when TSR outperforms the peer group but is negative

✓

Have change in control cash severance benefits that are subject to "double trigger" provisions which require both the occurrence of a change in control event and involuntary termination

✓

Enforce stock ownership requirements for all officers that require attainment of ownership levels before equity transactions can occur

✓

Have an independent compensation consultant that reports directly to the Compensation Committee

✓

Conduct an annual incentive risk assessment to ensure that the structure and design of our compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company

✓

Have a claw-back mechanism in place for incentive awards

✓

Establish a performance-based bonus pool

×

Offer supplemental executive retirement plan benefits

×

Engage in option backdating or re-pricing

×

Permit hedging or pledging of Company Stock by Directors or Officers

×

Provide excise tax assistance upon a change in control

×

Provide any material perquisites, other than reimbursement for financial planning and tax advice

×

Encourage excessive risk or inappropriate risk taking though our incentive programs; our plans focus on aligning our compensation policies with the long-term interests of our stockholders

×

Guarantee bonuses

2015 Proxy Statement 65

Proposal 2—Approval of Compensation of Our Named Executive Officers

The advisory vote on following resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of the Company's Named Executive Officers, as well as the philosophy, policies and practices described in this proxy statement. You have the opportunity to vote for, against or abstain from voting on the following resolution relating to executive compensation:

THEREFORE, BE IT RESOLVED, that the stockholders of Dynegy approve, on an advisory basis, the compensation of Dynegy's Named Executive Officers listed in the 2014 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the section entitled "Executive Compensation," including the compensation tables and other narrative executive compensation disclosures set forth under that section, as well as the section in the proxy statement entitled "Compensation Discussion and Analysis."

This advisory vote on the compensation of Dynegy's Named Executive Officers gives stockholders another mechanism to convey their views about Dynegy's compensation programs and policies. Although your vote on executive compensation is not binding on us, the Board values the views of stockholders. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

The Board unanimously recommends that stockholders vote FOR the proposal to approve the compensation of our Named Executive Officers.

66 2015 Proxy Statement

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accountants. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services to be provided by our independent registered public accountants in order to assure that the provision of such services does not impair the auditors' independence. The policy, as amended, provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific audit, audit related and tax services that are eligible for general pre-approval and provides specific fee limits for each such service type on an annual basis. The policy requires specific pre-approval of the annual audit engagement, statutory or subsidiary audits and all permissible non-audit services for which no general pre-approval exists. For both audit and non-audit pre-approvals, the Audit Committee considers whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The Audit Committee Charter provides that the Audit Committee may delegate to the Audit Committee Chairman the authority to grant pre-approvals only if such approvals are presented to the Audit Committee at a subsequent meeting. The policy prohibits the Audit Committee from delegating to management such committee's responsibility to pre-approve services performed by the independent registered public accountants. When we engage the independent registered public accountants to perform services based on a general pre-approval, our Chief Financial Officer or, in his absence, our Chief Accounting Officer is required to, as soon thereafter as reasonably practicable, notify the chairman of such engagement and provide a detailed description of the type and scope of services, proposed staffing, a budget of the proposed fees for such services and a general timetable for the performance of such services.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by our Chief Financial Officer or, in his or her absence, our Chief Accounting Officer. Generally, each such request must include a joint statement to the effect that neither the submitting officer nor the independent registered public accountants believe the proposed engagement would impair the auditors' independence. In addition, each such request generally must include a detailed description of the type and scope of services, proposed staffing, a budget of the proposed fees for such services and a general timetable for the performance of such services.

AUDIT COMMITTEE REPORT

Our Board has established an Audit Committee of independent directors, which operates under a written charter adopted by the Board on October 30, 2012. The charter is reviewed annually and is available in the "Corporate Governance" section of our web site at http://www.dynegy.com/downloads/Dynegy_Audit_Committee_Charter.pdf. The Audit Committee held 8 meetings in 2014 and currently is comprised of three members: Messrs. Sult (Chair) and Barbas and Ms. Ackermann. The Board has determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable him or her to serve effectively as an Audit Committee member, and all members qualify as Audit Committee Financial Experts, including our designated Financial Expert, Mr. Sult, our Audit Committee Chair. For more information regarding each member of the Audit Committee's industry background and credentials, please read "Proposal 1—Election of Directors—Information on Director Nominees." above.

Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accountants are responsible for auditing our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with standards

2015 Proxy Statement 67

Audit Committee Report

of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and issuing their reports based on those audits.

Under the Audit Committee's charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the integrity of our financial statements, including a review of the application of accounting principles, significant financial reporting issues and judgments in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives on the financial statements; (2) recommending to the Board the filing of our audited financial statements; (3) our disclosure controls and procedures and internal control over financial reporting, including review of any material issues as to the adequacy of internal control over financial reporting; (4) our compliance with legal and regulatory requirements and Code of Business Conduct and Ethics; (5) the performance of our internal audit function; (6) the performance of our business ethics and compliance function; (7) enterprise risk management process, policies and procedures; and (8) the evaluation, appointment and retention of our independent registered public accountants including, the selection of the lead partner, and a review of the firm's qualifications, services, independence, fees and performance. In connection with the evaluation, appointment and retention of the independent registered public accountants, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead partner, including taking into account the opinions of management and our internal auditor. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; objectivity; and independence. Based on this evaluation, the Audit Committee has retained Ernst & Young LLP, or EY, as our independent registered public accountants for 2015. EY has been our independent registered public accountants since 2007.

The Audit Committee and Board believe that it is in the best interests of the Company and its stockholders to continue retention of EY to serve as our independent registered public accountants. Although the Audit Committee has the sole authority to appoint the independent registered public accountants, the Audit Committee will continue to recommend that the Board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accountants.

Further, the Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accountants. For more information regarding the Audit Committee's approval procedures, please read "Audit Committee Pre-Approval Policy" above. The Audit Committee is also directly responsible for reviewing with the independent registered public accountants the plans and scope of the audit engagement and providing an open venue of communication between our management, the internal audit function, ethics and compliance function, the independent registered public accountants and the Board. The Audit Committee meets with the Internal Audit department, Ethics and Compliance Office and EY, with and without management present, to discuss the results of their examinations and evaluations.

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014:

•
The Audit Committee reviewed and discussed the audited financial statements and the effectiveness of our internal control over financial reporting and associated audit with the independent registered public accountants and management.

•
The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 16 "Communications with Audit Committees" as adopted by the PCAOB. In general, these auditing standards require the independent registered public accountants to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accountants' judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned
68 2015 Proxy Statement

Audit Committee Report

  audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accountants have consulted outside the engagement team.

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The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants' communication with the Audit Committee concerning independence, and has discussed the independent registered public accountants' independence with the independent registered public accountants. The Audit Committee also considered whether the independent registered public accountants' provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K filed with the SEC.

This report is submitted by the members of the Audit Committee of the Board as of February 19, 2015:

John R. Sult, Chairman
Hilary E. Ackermann
Paul M. Barbas

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PRINCIPAL ACCOUNTANT FEES AND SERVICES

EY served as our independent registered public accountants for the years ending December 31, 2014 and 2013. Set forth below is a summary of the fees we paid EY for professional services rendered for the years ended December 31, 2014 and 2013.

(in thousands)	2014	2013

Audit Fees(1)	$2,620	$2,330

Audit Related Fees(2)	566	250

Tax Fees	68	—

All Other Fees	—	—

Total Fees	$3,254	$2,580

(1)
Audit fees relate to the audit of Dynegy's financial statements and the effectiveness of our internal control over financial reporting for the years ended December 31, 2014 and 2013.

(2)
Audit related fees include fees of $50,000 and $0 in 2014 and 2013, respectively, for the audits of separate financial statements of certain of our consolidated subsidiaries. Additionally, 2014 and 2013 fees included $516,000 and $250,000, respectively, for services rendered related to Dynegy Inc. registration statements.

All of the fees and services described above under the captions "Audit Fees," "Audit Related Fees," "Tax Fees" and "All Other Fees" were approved under the Audit Committee's pre-approval policy and pursuant to Section 202 of SOX. None of the services described above were provided pursuant to the de minimus exception provided for in applicable SEC rules and regulations.

2015 Proxy Statement 69

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of Ernst & Young LLP, or EY, as our independent registered public accountants for us and our subsidiaries for the fiscal year ending December 31, 2015, and the Board recommends that the stockholders ratify that appointment. Ratification requires the affirmative vote of a majority of the shares of common stock represented in person (through internet access) or by proxy at the meeting and entitled to vote on the matter. Unless you withhold authority to vote or instruct otherwise, a properly executed proxy will be voted FOR ratification of such appointment.

The Audit Committee and Board believe that it is in the best interests of the Company and it stockholders to continue retention of EY to serve as our independent registered public accountants. Although there is no requirement that we submit the appointment of independent registered public accountants to stockholders for ratification or that the appointed auditors be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accountants if the stockholders choose not to ratify the appointment of EY and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may terminate the appointment of EY as our independent registered public accountants without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

Representatives of EY are expected to attend the Annual Meeting and will be available to respond to appropriate questions. The representatives will also have the opportunity to make a statement if they wish to do so.

The Board unanimously recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2015.

70 2015 Proxy Statement

FUTURE STOCKHOLDER PROPOSALS

If a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2016 Annual Meeting of stockholders, under the rules of the SEC, the proposal must be received by our Corporate Secretary at the address indicated on the first page of this proxy statement on or before the close of business on Tuesday, December 15, 2015 (the 120th day before the one-year anniversary date of the release of these proxy materials to stockholders).

If a stockholder wishes to introduce a director nominee or other item of business for consideration at an Annual Meeting of stockholders, the stockholder must comply with the procedures specified in our Bylaws, as permitted by the rules of the SEC. These procedures require that director nominations or other items of business to be introduced at an Annual Meeting of stockholders must be submitted in writing to our Corporate Secretary at the address indicated on the first page of this proxy statement. Under our Bylaws, we must receive notice of a stockholder's intention to introduce a nomination or proposed item of business at our 2016 Annual Meeting of Stockholders:

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By the close of business on March 5, 2016 (not later than the 90th day before the one-year anniversary date of the 2015 Annual Meeting) nor earlier than the close of business on February 4, 2016 (not earlier than the 120th day before the one-year anniversary date of the 2015 Annual Meeting), if the 2016 Annual Meeting of stockholders is held within 30 days before or 60 days after June 3, 2016 (the one-year anniversary date of the 2015 Annual Meeting); or

•
By the close of business on the 120th day before the 2016 Annual Meeting but not before the close of business on the 90th day before the 2016 Annual Meeting or the tenth day following the public announcement of the 2016 Annual Meeting date, if the 2016 Annual Meeting is held more than 30 days before or more than 60 days after June 3, 2016 (the one-year anniversary date of the 2015 Annual Meeting).

Assuming our 2016 Annual Meeting of stockholders is held on a schedule similar to that of the 2015 Annual Meeting, we must receive notice of your intention to introduce a nomination or another item of business at that meeting by the dates specified in the first bullet point above. Our Bylaws specify the information that must be contained in a stockholder's notice for director nominees or an item of business to be introduced at an Annual Meeting of stockholders. Please read our Bylaws, which are available free of charge through the SEC's web site at www.sec.gov and through our web site at www.dynegy.com, for additional information regarding stockholder proposals.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy card.

By Order of the Board of Directors,

Kelly D. Tlachac Corporate Secretary

April 13, 2015

2015 Proxy Statement 71

ANNEX A—SURVEY DATA

Benchmarking Approach
Survey Groups

Energy Industry (n=36)	ALLETE, Inc.; Alliant Energy Corp.; Ameren Corp.; Black Hills Corp.; Cleco Corp.; CMS Energy Corp.; Dominion Resources, Inc.; DTE Energy Co.; Edison International; FirstEnergy Corp.; Hawaiian Electric Industries Inc.; Integrys Energy Group, Inc.; ITC Holdings; MDU Resources Group Inc.; National Fuel Gas Co.; NextEra Energy, Inc.; NRG Energy, Inc.; OGE Energy Corp.; One Gas; Otter Tail Corp.; PG&E Corp.; Pinnacle West Capital Corp.; PNM Resources, Inc.; PPL Corp.; Public Service Enterprise Group Inc.; Questar Corp.; Sempra Energy; South Jersey Industries, Inc.; Southwest Gas Corp.; The Laclede Group, Inc.; TransAlta Corp.; UIL Holdings Corp.; Unitil Corp.; Vectren Corp.; Wisconsin Energy Corp.; Xcel Energy Inc.

General Industry (n=176)
ADT	CDW Corporation	Gannett Co., Inc.	Molina Healthcare, Inc.	Sanmina Corporation
Advanced Micro Devices, Inc.	Celanese Corporation	Genesis Energy LP	Molson Coors Brewing Company	Science Applications Intl. Corp
AECOM Technology Corporation	Charter Communications	Graham Holdings Company	Mosaic	Sempra Energy
AGCO Corporation	Church & Dwight Co. Inc.	Greif, Inc.	Motorola Solutions, Inc.	Snap-on Inc.
Air Products & Chemicals Inc.	Cintas Corporation	H&R Block, Inc.	MRC Global Inc.	Sonoco Products Co.
Airgas, Inc.	Clorox	Harley-Davidson, Inc.	Murphy Oil Corporation	Southwestern Energy Co.
AK Steel Holding Corporation	CMS Energy Corp.	Harman International Industries,	Navistar International Corporation	Spectra Energy Corp.
Allergan Inc.	Coach, Inc.	Hasbro Inc.	NetApp, Inc.	SPX Corporation
Alliance Data Systems Corporation	Coca-Cola Enterprises Inc.	Hawaiian Electric Industries Inc.	Newell Rubbermaid Inc.	Stryker Corporation
Alliant Energy Corporation	Colfax Corporation	Helmerich & Payne, Inc.	Newmont Mining Corporation	Terex Corp.
Alliant Techsystems Inc.	Commercial Metals Company	Hertz Global Holdings, Inc.	Noble Energy Entity	The Andersons, Inc.
Alpha Natural Resources, Inc.	CONSOL Energy Inc.	Hormel Foods Corporation	Norfolk Southern Corporation	The Estee Lauder Companies
Ameren Corporation	Constellation Brands Inc.	Hospira Inc.	NuStar Energy L.P.	The Hershey Company
American Axle & Manufacturing Holdings	Con-way Inc.	Huntington Ingalls Industries, Inc.	ON Semiconductor Corp.	Timken Co.
American Water Works Company	Coming Inc.	Huntsman Corporation	Owens & Minor Inc.	Trinity Industries Inc.
Ametek Inc.	Coty, Inc.	Integrys Energy Group, Inc.	Owens-Illinois, Inc.	Unisys Corporation
Amphenol Corporation	Dana Holding Corporation	International Flavors & Fragrances	Peabody Energy Corp.	United Natural Foods, Inc.
Apollo Education Group, Inc.	DCP Midstream Partners LP	JB Hunt Transport Services Inc.	Pinnacle West Capital Corporation	United Rentals, Inc.
Applied Materials, Inc.	Dean Foods Company	KBR, Inc.	Pitney Bowes Inc.	Universal Health Services Inc.
Ashland Inc.	Discovery Communications	Kelly Services, Inc.	Polaris Industries, Inc.	Valmont Industries, Inc.
Avery Dennison Corporation	Dover Corporation	Kindred Healthcare Inc.	PolyOne Corporation	Valspar
Avis Budget Group, Inc.	Dr Pepper Snapple Group	Leggett & Platt, Incorporated	PPL Corporation	Visteon Corporation
Becton, Dickinson and Company	DTE Energy Company	Leidos Holdings, Inc.	Public Service Enterprise Group Inc.	WellCare Health Plans, Inc.
Berry Plastics Group, Inc.	EchoStar Corp.	Lennox International, Inc.	PulteGroup, Inc.	WESCO International Inc.
Boise Cascade Company	EMCOR Group Inc.	Level 3 Communications, Inc.	PVH Corp.	Westlake Chemical Corp.
BorgWamer Inc.	Energizer Holdings Inc.	Magellan Health Inc.	Quest Diagnostics Inc.	Whiting Petroleum Corp.
Boston Scientific Corporation	Exelis Inc.	Marathon Oil Corporation	Quintiles Transnational Holdings	Williams Companies, Inc.
Brinks	Federal-Mogul Corporation	Masco Corporation	Ralph Lauren Corporation	Windstream Holdings, Inc.
Broadcom Corp.	First Solar, Inc.	Mattel, Inc.	Reliance Steel & Aluminum Co.	Wisconsin Energy Corp.
Brunswick Corporation	Fiserv, Inc.	McCormick & Company, Incorporated	Republic Services	Worthington Industries, Inc.
C. R. Bard	Flowers Foods, Inc.	MDU Resources Group Inc.	Reynolds American Inc.	WPX Energy, Inc.
Cablevision Systems Corporation	Flowserve Corp.	Mead Johnson Nutrition Company	Rock-Tenn Company	Xcel Energy Inc.
Cameron International Corporation	Fossil Group, Inc.	MeadWestvaco Corporation	Rockwell Automation Inc.	Xylem Inc.
Campbell Soup Company	Freescale Semiconductor	Mentor, Inc.	Rockwell Collins Inc.	YRC Worldwide Inc.
CareFusion Corporation	Frontier Communications Corp	Mohawk Industries Inc.	Ryder System, Inc.	Zimmer Holdings, Inc.
Zoetis
72 2015 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M86385-P62214 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR code above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DYN15 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! ! ! ! ! For Against Abstain SCAN TO VIEW MATERIALS & VOTE DYNEGY INC. ATTN: CORPORATE SECRETARY 601 TRAVIS, SUITE 1400 HOUSTON, TEXAS 77002 DYNEGY INC. 2. To approve, on an advisory basis, the compensation of Dynegy's named executive officers. 3. To act upon a proposal to ratify the appointment of Ernst & Young LLP as Dynegy's independent registered public accountants for the fiscal year ending December 31, 2015. For address changes and/or comments, please check this box and write them on the back where indicated. 01) Hilary E. Ackermann 02) Paul M. Barbas 03) Robert C. Flexon 04) Richard L. Kuersteiner 05) Jeffrey S. Stein 06) John R. Sult 07) Pat Wood III 1. Election of Directors THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

M86386-P62214 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) DYNEGY INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 3, 2015 The Stockholder(s) hereby appoint(s) Robert C. Flexon, Heidi D. Lewis and Kelly D. Tlachac, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynegy Inc. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on June 3, 2015 via live webcast: www.virtualshareholdermeeting.com/DYN15, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side

QuickLinks

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
PROXY SUMMARY INFORMATION
PROXY STATEMENT
GENERAL INFORMATION
REFERENCES TO DYNEGY AND COMMON STOCK
CORPORATE GOVERNANCE
PROPOSAL 1—ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
PROPOSAL 2—APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AUDIT COMMITTEE PRE-APPROVAL POLICY
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FUTURE STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNEX A—SURVEY DATA